Exhibit 3.1

Articles of Association

of BeOne Medicines AG

(BeOne Medicines Ltd.)

(BeOne Medicines SA)

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	Abschnitt 1 Firma, Sitz, Zweck und Dauer der Gesellschaft		Section 1 Name, Place of Incorporation, Business Purpose, and Duration of the Company

	Artikel 1		Article 1

Name, Sitz	Unter der Firma BeOne Medicines AG (BeOne Medicines Ltd.) (BeOne Medicines SA) (die Gesellschaft) besteht eine Aktiengesellschaft mit Sitz in Basel, Kanton Basel-Stadt, Schweiz.	Name, Place of Incorporation	Under the name BeOne Medicines Ltd. (BeOne Medicines AG) (BeOne Medicines SA) (the Company) shall exist a corporation with its place of incorporation in Basel, Canton of Basel-City, Switzerland.

	Artikel 2		Article 2

Zweck	[1] Zweck der Gesellschaft ist der Erwerb, das Halten, die Verwaltung, die Verwertung und die Veräusserung von Beteiligungen an Unternehmen in der Schweiz und im Ausland, ob direkt oder indirekt, insbesondere, ohne Einschränkung, an Unternehmen, die in den Bereichen Onkologie, Gesundheitswesen, Biowissenschaften oder in verwandten Gebieten tätig sind.	Purpose	[1] The purpose of the Company is to directly or indirectly acquire, hold, manage, realize, and dispose of equity participations in companies in Switzerland and abroad, including, without limitation, companies active in the field of oncology, healthcare, life sciences, or related fields.

	[2] Die Gesellschaft kann alle weiteren Geschäfte tätigen, die als geeignet erscheinen, den Zweck der Gesellschaft zu fördern, oder die mit diesem zusammenhängen.		[2] The Company may engage in all other types of transactions that appear appropriate to promote, or are related to, the purpose of the Company.

	[3] Die Gesellschaft kann Grundstücke, Immaterialgüterrechte und andere Vermögenswerte in der Schweiz und im Ausland erwerben, halten, verwalten, belasten, verwerten und verkaufen sowie andere Gesellschaften mit beliebiger Geschäftstätigkeit im In- und Ausland halten oder finanzieren.		[3] The Company may acquire, hold, manage, mortgage, realize, and dispose of real estate, intellectual property rights, and other assets in Switzerland and abroad, and may also hold or fund other companies in any type of business in Switzerland or abroad.

	Artikel 3		Article 3

Dauer	Die Dauer der Gesellschaft ist unbeschränkt.	Duration	The duration of the Company is unlimited.

	Abschnitt 2 Aktienkapital, Aktien		Section 2 Share Capital, Shares

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	Artikel 4		Article 4

Aktienkapital	Das Aktienkapital der Gesellschaft beträgt USD 154'097.5898 und ist eingeteilt in 1'540'975'898 voll liberierte Namenaktien mit einem Nennwert von je USD 0.0001 (je eine Aktie und zusammen die Aktien).	Share Capital	The share capital of the Company is USD 154,097.5898 and is divided into 1,540,975,898 fully paid-up registered shares with a nominal value of USD 0.0001 each (each a Share and collectively the Shares).

	Artikel 4a		Article 4a

Kapitalband	[1] Die Gesellschaft verfügt über ein Kapitalband zwischen USD 138'687.8308 (untere Grenze) und USD 231'146.3847 (obere Grenze). Der Verwaltungsrat der Gesellschaft (der Verwaltungsrat) ist im Rahmen des Kapitalbands ermächtigt, bis am 28. April 2029 das Aktienkapital jederzeit oder von Zeit zu Zeit und in beliebigen (Teil)beträgen zu erhöhen oder herabzusetzen oder die Gesellschaft oder eine ihrer Konzerngesellschaften zu veranlassen, direkt oder indirekt bis zu Namenaktien mit einem Nennwert von je USD 0.0001 zu erwerben (einschliesslich im Rahmen von Rückkaufsprogrammen). Die Kapitalerhöhung kann durch Ausgabe von bis zu 770'487'949 voll zu liberierenden Namenaktien mit einem Nennwert von je USD 0.0001 und die Kapitalherabsetzung durch Vernichtung von bis zu 154'097'590 Namenaktien mit einem Nennwert von je USD 0.0001 erfolgen. Weiter kann im Rahmen des Kapitalbands eine Erhöhung bzw. Herabsetzung der Nennwerte der bestehenden Aktien sowie eine gleichzeitige Herabsetzung und Wiedererhöhung des Aktienkapitals erfolgen. Die Anzahl der neu auszugebenden oder zu vernichtenden Aktien ist vom Verwaltungsrat nach oben oder unten anzupassen ist, wenn der Verwaltungsrat von seiner Befugnis Gebrauch macht, Aktien im Rahmen des Kapitalbands gemäss diesem Artikel 4a auszugeben oder zu vernichten.	Capital Band	[1] The Company has a capital band ranging from USD 138,687.8308 (lower limit) to USD 231,146.3847 (upper limit). The Company's Board of Directors (the Board) is authorized to increase or reduce the share capital within the capital band at any time or from time to time and in any (partial) amounts, or to cause the Company or any of its group companies to directly or indirectly acquire registered shares with a nominal value of USD 0.0001 each (including under a share repurchase program), until April 28, 2029. A capital increase may be effected by issuing up to 770,487,949 fully paid-in registered shares with a nominal value of USD 0.0001 each, and a capital reduction by cancelling up to 154,097,590 registered shares with a nominal value of USD 0.0001 each. A capital increase or reduction may also be effected by an increase or a reduction of the nominal value of the existing Shares, or by a simultaneous reduction and re-increase of the share capital. The number of new Shares to be issued or to be cancelled is subject to upward or downward adjustment by the Board, if the Board issues or cancel Shares within the capital band pursuant to its authority under this Article 4a.

	2 Im Rahmen des Kapitalbands können Aktien auch im Falle einer Fusion, Konsolidierung, Übernahme, öffentlichen Übernahme oder einer anderen ähnlichen Transaktion (jeweils eine Strategische Transaktion) ausgegeben oder vernichtet werden.		[2] Within the capital band, Shares may also be issued or canceled in the event of a merger, consolidation, acquisition, public takeover, or another similar transaction (each a Strategic Transaction).

	3 Im Falle einer Ausgabe von neuen Aktien unterliegen Zeichnung und Erwerb dieser Aktien sowie jede nachfolgende Übertragung von Aktien Artikel 6 dieser Statuten (die Statuten).		3 In the event of an issuance of new Shares, the subscription and acquisition of such Shares and any subsequent transfer of Shares shall be subject to Article 6 of these Articles of Association (the Articles).

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[4] Bei einer Erhöhung des Aktienkapitals im Rahmen des Kapitalbands legt der Verwaltungsrat den Ausgabebetrag, die Art der Einlagen (einschliesslich Barliberierung, Sacheinlage, Verrechnung mit einer Forderung oder eine Umwandlung von frei verwendbarem Eigenkapital in Aktienkapital), den Zeitpunkt der Ausgabe, die Bedingungen der Bezugsrechtsausübung, den Beginn der Dividendenberechtigung sowie alle anderen relevanten Ausgabebedingungen fest. Dabei kann der Verwaltungsrat die Gesellschaft veranlassen, neue Aktien mittels Festübernahme, direkter Platzierung oder einer ähnlichen Transaktion unter Involvierung von Finanzinstituten, ein Konsortium von Finanzinstituten oder einen anderen Dritten und anschliessendem Angebot dieser Aktien an die bisherigen Aktionäre oder an Dritte (sofern die Bezugsrechte der bisherigen Aktionäre aufgehoben sind oder nicht gültig ausgeübt werden) auszugeben. Der Verwaltungsrat kann den Handel mit Bezugsrechten genehmigen oder ermöglichen, beschränken oder ausschliessen. Nicht gültig ausgeübte Bezugsrechte kann der Verwaltungsrat verfallen lassen, oder er kann diese bzw. Aktien, für welche Bezugsrechte eingeräumt, aber nicht gültig ausgeübt wurden, zu Marktkonditionen platzieren oder anderweitig im Interesse der Gesellschaft verwenden.	4 In the event of a share capital increase within the capital band, the Board shall determine the issue price, the type of contribution (including a cash contribution, a contribution in kind, a set-off against an account receivable, or a conversion of freely available equity into share capital), the date of issue, the conditions for the exercise of subscription rights, the beginning date for dividend entitlement, and all other relevant terms of issuance. The Board may cause the Company to issue new Shares by an underwritten offering, direct placement, or a similar transaction involving financial institutions, a syndicate of financial institutions, or another third party, and a subsequent offer of such Shares to the existing shareholders or third parties (if the subscription rights of the existing shareholders have been withdrawn or have not been duly exercised). The Board may authorize or permit, restrict, or exclude the trading of subscription rights. The Board may permit the lapse of subscription rights that have not been duly exercised, or it may place such rights or Shares as to which subscription rights have been granted but not duly exercised, at market conditions, or otherwise use such rights or Shares in the interests of the Company.

[5] Der Verwaltungsrat ist ferner im Fall einer Ausgabe von Aktien, einschliesslich im Fall einer Strategischen Transaktion, ermächtigt, das Bezugsrecht der bisherigen Aktionäre zu beschränken oder aufzuheben und Dritten (einschliesslich einzelnen Aktionären), der Gesellschaft oder einer ihrer Konzerngesellschaften zuzuweisen:	[5] In the event of an issuance of Shares, including in the event of a Strategic Transaction, the Board is further authorized to limit or withdraw subscription rights of existing shareholders and allocate such rights to third parties (including individual shareholders), the Company, or any of its group companies:

(a)	wenn der Ausgabebetrag der neuen Aktien unter Berücksichtigung des Marktpreises festgesetzt wird;	(a)	if the issue price of the new Shares is determined by reference to the market price;

(b)	für die Beschaffung von Eigenkapital auf eine schnelle und flexible Weise, welche ohne den Ausschluss der Bezugsrechte der bisherigen Aktionäre nicht oder nur schwer oder zu wesentlich schlechteren Bedingungen möglich wäre;	(b)	for raising equity capital in a fast and flexible manner, which would not be possible, or would only be possible with great difficulty or at significantly less favorable conditions, without the exclusion of the subscription rights of the existing shareholders;

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(c)	(i) für die Übernahme von (x) Unternehmen, Unternehmensteilen oder Beteiligungen daran, (y) Produkten oder (z) Immaterialgütern oder Lizenzen durch die Gesellschaft oder eine ihrer Konzerngesellschaften oder für Investitionsvorhaben der Gesellschaft oder einer ihrer Konzerngesellschaften, (ii) im Rahmen von Kooperationen mit Dritten, einschliesslich zwecks Entwicklung und Vermarktung von Produkten oder (iii) für die Finanzierung oder Refinanzierung von solchen Transaktionen durch eine Aktienplatzierung;	(c)	(i) for the acquisition of (x) enterprises, part(s) of enterprises or participations therein, (y) products, or (z) intellectual property or licenses, by the Company or any of its group companies, or for investment projects of the Company or any of its group companies, (ii) in connection with collaborations with third parties, including for the development and the commercialization of products, or (iii) for the financing or refinancing of any such transactions through a placement of Shares;

(d)	zum Zwecke der Erweiterung des Aktionärskreises der Gesellschaft in bestimmten Finanz- oder Investoren-Märkten, einschliesslich der Ermöglichung der Beteiligung von strategischen Partnern einschliesslich Finanzinvestoren;	(d)	for purposes of expanding the Company's shareholder base in certain financial or investor markets, including to allow for the participation of strategic partners, including financial investors;

(e)	im Zusammenhang mit der Kotierung von neuen Aktien oder ADSs an inländischen oder ausländischen Börsen;	(e)	in connection with the listing of new Shares or ADSs on domestic or foreign stock exchanges;

(f)	für die Einräumung einer Mehrzuteilungsoption (Greenshoe) von bis zu 15% der zu platzierenden oder zu verkaufenden Aktien an die betreffenden Erstkäufer oder Festübernehmer im Rahmen einer Aktienplatzierung oder eines Aktienverkaufs;	(f)	for granting an over-allotment option (Greenshoe) of up to 15% of the total number of Shares in a placement or sale of new Shares to the respective initial purchaser(s) or underwriter(s);

(g)	für die Beteiligung von Mitgliedern des Verwaltungsrates, Mitgliedern der Geschäftsleitung, Arbeitnehmern und Arbeitnehmerinnen, Beauftragten, Beratern oder anderen Personen, die zugunsten der Gesellschaft oder einer ihrer Konzerngesellschaften Leistungen erbringen; oder	(g)	for the participation of members of the Board, members of the executive management, employees, contractors, consultants, or other persons performing services for the benefit of the Company or any of its group companies; or

(h)	wenn ein Aktionär oder eine Gruppe von in gemeinsamer Absprache handelnden Aktionären mehr als 15 % des im Handelsregister eingetragenen Aktienkapitals der Gesellschaft auf sich vereinigt hat, ohne allen übrigen Aktionären ein vom Verwaltungsrat empfohlenes Übernahmeangebot unterbreitet zu haben, oder für die Abwehr eines tatsächlichen, drohenden oder potenziellen Übernahmeangebot, zu dem der Verwaltungsrat, nach Konsultation eines von ihm beauftragten unabhängigen Finanzberaters, den Aktionären die Annahme nicht empfohlen hat, weil der Verwaltungsrat das Übernahmeangebot für die Aktionäre als finanziell nicht angemessen erachtet.	(h)	following a shareholder or a group of shareholders acting in concert having accumulated shareholdings in excess of 15% of the share capital registered in the commercial register, without having submitted to all other shareholders a takeover offer recommended by the Board, or for the defense of an actual, threatened, or potential takeover bid, in relation to which the Board, upon consultation with an independent financial advisor retained by it, has not recommended the shareholders to accept such offer as the Board has not found the takeover bid to be financially fair to the shareholders.

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	6 Im Falle einer Nennwertveränderung der Aktien sind neue Aktien im Rahmen des Kapitalbands anschliessend mit gleichem Nennwert auszugeben wie die dann bestehenden Aktien .		[6] In the event of a change of the nominal value of the Shares, any Shares subsequently issued within the capital band shall have the same nominal value as the then existing Shares.

	[7] Erhöht sich das Aktienkapital aufgrund einer bedingten Kapitalerhöhung nach Artikel 4b oder Artikel 4c dieser Statuten, so erhöhen sich die obere und die untere Grenze des Kapitalbands entsprechend dem Umfang der Erhöhung des Aktienkapitals.		7 If the share capital increases as a result of a conditional capital increase pursuant to Article 4b or Article 4c of these Articles, the upper and lower limits of the capital band shall increase in an amount corresponding to such increase in the share capital.

	[8] Bei einer Herabsetzung des Aktienkapitals im Rahmen des Kapitalbands legt der Verwaltungsrat die Verwendung des Herabsetzungsbetrags fest. Der Verwaltungsrat kann insbesondere, ohne Einschränkung, (a) den Herabsetzungsbetrag den Aktionären der Gesellschaft zurückzahlen, (b) den Herabsetzungsbetrag dem frei verwendbaren Aktienkapital zuweisen, und/oder (c) den Herabsetzungsbetrag zur teilweisen oder vollständigen Beseitigung einer Unterbilanz gemäss Art. 653p OR verwenden. Der Verwaltungsrat kann auch das Aktienkapital gemäss Art. 653q OR gleichzeitig herabsetzen und mindestens auf den bisherigen Betrag erhöhen.		8 In the event of a reduction of the share capital within the capital band, the Board shall determine the use of the reduction amount. In particular, the Board may, without limitation, (a) repay the reduction amount to the Company's shareholders, (b) allocate the reduction amount to the Company's freely available equity, and/or (c) use the reduction amount for the partial or full elimination of a share capital shortfall as provided for in Article 653p of the CO. The Board may also, as provided for in Article 653q of the CO, simultaneously reduce and increase the share capital to at least the previous amount.

	Artikel 4b		Article 4b

Bedingtes Aktienkapital für Mitarbeiterbeteiligung	[1] Das Aktienkapital kann sich aufgrund der Ausübung von Erwerbsrechten in Bezug auf neue Aktien oder aufgrund von Erwerbspflichten in Bezug auf neue Aktien, die Mitgliedern des Verwaltungsrates oder der Geschäftsleitung, Arbeitnehmern und Arbeitnehmerinnen, Beauftragten oder Beratern der Gesellschaft oder einer ihrer Konzerngesellschaften, oder anderen Personen, welche Dienstleistungen für die Gesellschaft oder eine ihrer Konzerngesellschaften erbringen, eingeräumt bzw. auferlegt werden oder wurden (die Begünstigten), durch Ausgabe von höchstens 462'292'769 voll zu liberierenden Namenaktien mit einem Nennwert von je USD 0.0001 um höchstens USD 46'229.2769 erhöhen.	Conditional Share Capital for Employee Participation	[1] The share capital may be increased in an amount not to exceed USD 46,229.2769 through the issuance of up to 462,292,769 fully paid-in registered shares with a nominal value of USD 0.0001 each, upon exercise of rights to acquire Shares, or as a result of obligations to acquire Shares, that are or were granted to or imposed on members of the Board or management, employees, contractors, or consultants of the Company or any of its group companies, or other persons providing services to the Company or any of its group companies (the Beneficiaries).

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	[2] Bei einer Ausgabe neuer Aktien gemäss Abs. 1 von Artikel 4b ist das Bezugsrecht der Aktionäre ausgeschlossen. Weiter ist das Vorwegzeichnungsrecht der Aktionäre bei der Zuteilung der Erwerbsrechte oder -pflichten, basierend auf denen neue Aktien gemäss Abs. 1 von Artikel 4a ausgegeben werden, ausgeschlossen. Die Zuteilung und Ausübung von Erwerbsrechten in Bezug auf neue Aktien bzw. die Zuerkennung von Erwerbspflichten in Bezug auf neue Aktien erfolgt gemäss einem oder mehreren vom Verwaltungsrat oder vom Vergütungsausschuss erlassenen Plänen, Reglementen oder Beschlüssen sowie den gestützt darauf abgeschlossenen Vereinbarungen. Die Zuteilung und Ausübung von Erwerbsrechten in Bezug auf neue Aktien bzw. die Zuerkennung von Erwerbspflichten in Bezug auf neue Aktien sowie die Ausgabe der neuen Aktien gemäss Abs. 1 von Artikel 4b kann unter dem Börsenkurs liegen.		[2] Shareholders' subscription rights are excluded when new Shares are issued in accordance with Article 4b, paragraph 1. Further, shareholders' advance subscription rights shall be excluded in the case of the allotment of rights or obligations on the basis of which new Shares are issued in accordance with paragraph 1 of Article 4a. The allocation and exercise of rights or the allocation of obligations to acquire new Shares, shall be made in accordance with one or more plans, regulations, or resolutions of the Board or the Compensation Committee and the agreements executed on the basis thereof. The allocation and exercise of rights to acquire new Shares, or the allocation of obligations to acquire new Shares, and the issue of new Shares in accordance with paragraph 1 of article 4b may be below the market price.

	[3] Die Erklärung über den Erwerb von neuen Aktien gestützt auf diesen Artikel 4b hat auf diesen Artikel 4b hinzuweisen und in einer Form, die den Nachweis durch Text ermöglicht, zu erfolgen. Ein Verzicht oder Verfall des Rechts zum Erwerb von Aktien gestützt auf diesen Artikel 4b bedarf keiner bestimmten Form und kann durch Zeitablauf erfolgen.		[3] The declaration regarding the acquisition of new Shares on the basis of this Article 4b shall refer to this Article 4b and be made in a form that permits proof by text. A waiver or lapse of the right to acquire Shares on the basis of this Article 4b does not require any particular form and may be effected by lapse of time.

	[4] Der Erwerb von Aktien gestützt auf diesen Artikel 4b sowie jede nachfolgende Übertragung dieser Aktien unterliegen Artikel 6 dieser Stauten.		[4] The acquisition of Shares based on this Article 4b and any subsequent transfer of such Shares shall be subject to Article 6 of these Articles.

	Artikel 4c		Article 4c

Bedingtes Aktienkapital für Finanzierungen, Akquisitionen und andere Zwecke	[1] Das Aktienkapital kann sich durch Ausgabe von höchstens 308'195'179 voll zu liberierenden Namenaktien mit einem Nennwert von je USD 0.0001 um höchstens USD 30'819.5179 erhöhen infolge der Ausübung von freiwilligen oder obligatorischen Wandel-, Tausch-, Ausübungs-, Options-, Warrants-, Bezugs- oder anderen freiwilligen oder obligatorischen Rechten auf den Bezug von Aktien, oder durch Erwerbspflichten in Bezug auf Aktien, die Aktionären oder Dritten allein oder in Verbindung mit Anleihensobligationen, Darlehen, Optionen, Warrants oder anderen Finanzmarktinstrumenten oder vertraglichen Verpflichtungen der Gesellschaft oder einer ihrer Konzerngesellschaften (nachfolgend zusammen die Finanzinstrumente) eingeräumt bzw. auferlegt werden oder wurden.	Conditional Share Capital for Financing, Acquisitions and other Purposes	[1] The share capital may be increased in an amount not to exceed USD 30,819.5179 through the issuance of up to 308,195,179 fully paid-up registered shares with a nominal value of USD 0.0001 each, upon the exercise of voluntary or mandatory conversion, exchange, exercise, option, warrant, subscription, or other voluntary or mandatory rights to acquire, directly or indirectly Shares, or as a result of obligations to acquire Shares, that are or were granted to or imposed upon shareholders or third parties alone or in connection with bonds, notes, loans, options, warrants, or other securities or contractual obligations of the Company or any of its group companies (hereinafter collectively the Financial Instruments).

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[2] Bei der Ausgabe von neuen Aktien gestützt auf Finanzinstrumente sind die Bezugsrechte der Aktionäre ausgeschlossen. Zum Bezug der neuen Aktien, die bei Wandlung, Tausch oder Ausübung von Finanzinstrumenten ausgegeben werden, sind die jeweiligen Inhaber der Finanzinstrumente berechtigt. Die wesentlichen Bedingungen der Finanzinstrumente sind durch den Verwaltungsrat festzulegen.	[2] The subscription rights of shareholders shall be excluded with respect to new Shares, issued in connection with the Financial Instruments. The then-current respective owners of the Financial Instruments shall be entitled to acquire new Shares, which are issued upon conversion, exchange, or exercise of the Financial Instruments. The main terms of the Financial Instruments shall be determined by the Board.

[3] Die Erklärung über den Erwerb von neuen Aktien gestützt auf diesen Artikel 4c hat auf diesen Artikel 4c hinzuweisen und in einer Form, die den Nachweis durch Text ermöglicht, zu erfolgen. Ein Verzicht oder Verfall des Rechts zum Erwerb von Aktien gestützt auf diesen Artikel 4c bedarf keiner bestimmten Form und kann durch Zeitablauf erfolgen.	[3] The declaration regarding the acquisition of the new Shares, on the basis of this Article 4c, shall refer to this Article 4c and be made in a form that permits proof by text. A waiver or lapse of the right to acquire Shares on the basis of this Article 4c does not require any particular form and may be effected by lapse of time.

[4] Der Verwaltungsrat ist ermächtigt, die Vorwegzeichnungsrechte der Aktionäre im Zusammenhang mit der Ausgabe von Finanzinstrumenten durch die Gesellschaft oder eine ihrer Konzerngesellschaften zu beschränken oder aufzuheben, falls (a) ein wichtiger Grund gemäss Artikel 4a Abs. 5 dieser Statuten vorliegt oder (b) die Finanzinstrumente zu angemessenen Bedingungen ausgegeben werden. Wird das Vorwegzeichnungsrecht weder direkt noch indirekt durch den Verwaltungsrat gewährt, gilt Folgendes:	[4] The Board is authorized to limit or withdraw advance subscription rights of shareholders in connection with the issuance of Financial Instruments by the Company or one of its group companies, if (a) there is a valid reason pursuant to Article 4a para. 5 of these Articles, or (b) the Financial Instruments are issued on appropriate terms. If the advance subscription rights are neither granted directly nor indirectly by the Board, the following shall apply:

(i) der Erwerbspreis der Aktien ist unter Berücksichtigung des Marktpreises im Zeitpunkt der Ausgabe der Finanzinstrumente festzusetzen; und	(i) the acquisition price of the new Shares shall be set by taking into account the market price prevailing at the date on which the Financial Instruments are issued; and

(ii) die Finanzinstrumente sind höchstens während 30 Jahren ab dem Datum ihrer Ausgabe oder ihres Abschlusses wandel-, tausch- oder ausübbar.	(ii) the Financial Instruments may be converted, exchanged, or exercised during a maximum period of 30 years from the date on which the relevant Financial Instrument was issued or entered into.

[5] Der direkte oder indirekte Erwerb von Aktien gestützt auf diesen Artikel 4c sowie jede nachfolgende Übertragung der Aktien unterliegen den Beschränkungen von Artikel 6 dieser Statuten.	[5] The direct or indirect acquisition of Shares based on this Article 4c and any subsequent transfer of such Shares shall be subject to the restrictions of Article 6 of these Articles.

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	Artikel 5		Article 5

Aktienzertifikate und Bucheffekten	[1] Die Gesellschaft kann die Aktien als Wertrechte, als Bucheffekten oder als Einzel- oder Globalurkunden ausgeben und diese im Rahmen der gesetzlichen Vorgaben in einer dieser Formen ausgegebenen Aktien jederzeit und ohne Zustimmung der Aktionäre in eine andere Form umwandeln. Die Gesellschaft trägt dafür die Kosten.	Share Certificates and Intermediated Securities	[1] The Company may issue the Shares as uncertificated securities, as intermediated securities, or in the form of single or global certificates, and may, subject to applicable law, convert Shares from one form into another form at any time and without approval of shareholders. The Company shall bear the costs associated with any such conversion.

	[2] Ein Aktionär hat keinen Anspruch auf Umwandlung von in bestimmter Form ausgegebenen Aktien in eine andere Form.		[2] A shareholder has no right to request a conversion of Shares issued in one form into another form.

	[3] Bucheffekten, denen Aktien zugrunde liegen, können weder durch Zession übertragen werden noch können an diesen Bucheffekten Sicherheiten durch Zession bestellt werden.		[3] Intermediated securities based on the Shares can neither be transferred by assignment, nor can security interests in such intermediated securities be granted by assignment.

	Artikel 6		Article 6

Aktienbuch, Eintragungs- beschränkun-gen, Nominees	[1] Die Gesellschaft oder ein von ihr beauftragter Dritter führt für die Namenaktien ein Aktienbuch (einschliesslich Unterregister), in welches Eigentümer und Nutzniesser mit Name und Vorname und Adresse eingetragen werden. Wechselt eine im Aktienbuch eingetragene Person ihre Adresse, so hat sie dies dem Aktienbuchführer mitzuteilen. Briefliche Mitteilungen der Gesellschaft gelten als rechtsgültig erfolgt, wenn sie an die Adresse gemäss Eintrag im Aktienbuch gesendet werden. Soweit gemäss Hongkonger Kotierungsregeln erforderlich, ist jedes in Hongkong geführte Zweigniederlassungsregister der Inhaber von Aktien während der üblichen Geschäftszeiten (vorbehaltlich angemessener Einschränkungen, wie sie der Verwaltungsrat auferlegen kann) gegen Zahlung einer Gebühr, deren Höhe den maximal zulässigen Betrag gemäss den zu diesem Zeitpunkt geltenden Hongkonger Kotierungsregeln nicht übersteigt und vom Verwaltungsrat für jede Einsichtnahme festgelegt wird, zur Einsichtnahme durch einen eingetragenen Aktionär offen, vorausgesetzt, dass die Gesellschaft dieses Register unter Bedingungen schliessen kann, die denen des Abschnitts 632 der Companies Ordinance (Kap. 622) von Hongkong entsprechen.	Share Register, Restrictions on Registration, Nominees	[1] The Company shall maintain, by itself or through a third party, a share register (including sub-registers) for the Shares that lists the surname, first name, and address of shareholders or usufructuaries. A Person registered in the share register shall notify the share registrar of any change in address. Written communications from the Company shall be deemed to have been validly made if sent to the address recorded in the share register. To the extent required by Hong Kong Listing Rules, any branch register of holders of Shares maintained in Hong Kong shall during normal business hours (subject to such reasonable restrictions as the Board may impose) be open to inspection by a shareholder of record on payment of a fee of such amount not exceeding the maximum amount as may from time to time be permitted under the Hong Kong Listing Rules as the Board may determine for each inspection, provided that the Company may close such register in terms equivalent to section 632 of the Companies Ordinance (Cap. 622) of Hong Kong.

Statuten der BeOne Medicines AG / Articles of Association of BeOne Medicines Ltd.	10/43

	[2] Erwerber von Aktien werden auf Gesuch als Aktionäre mit Stimmrecht im Aktienbuch eingetragen, falls sie ausdrücklich erklären, dass sie die Aktien im eigenen Namen und für eigene Rechnung erworben haben, keine Vereinbarung über die Rücknahme oder die Rückgabe der Aktien besteht und sie das mit den Aktien verbundene wirtschaftliche Risiko tragen. Der Verwaltungsrat kann Nominees (einschliesslich anerkannter Clearingstellen (oder deren Nominee(s)) oder Verwahrstellen (oder deren Nominee(s))), welche Aktien im eigenen Namen aber auf Rechnung Dritter halten, als Aktionäre mit Stimmrecht im Aktienbuch der Gesellschaft eintragen. Die an den Aktien wirtschaftlich Berechtigten, welche die Aktien über einen Nominee (einschliesslich anerkannter Clearingstellen (oder deren Nominee(s)) oder Verwahrstellen (oder deren Nominee(s))) halten, üben Aktionärsrechte mittelbar über diesen Nominee aus.			[2] Persons acquiring Shares shall be registered in the share register as shareholders with voting rights upon their request, if they expressly declare that they have acquired the Shares in their own name and for their own account, that there is no agreement on the redemption or return of the Shares, and that they bear the economic risk associated with the Shares, except that the Board may record nominees (including recognized clearing houses (or its nominee(s)) or depositaries (or its nominee(s)) who hold Shares in their own name, but for the account of third parties, as shareholders of record with voting rights in the share register of the Company. Beneficial owners of Shares who hold Shares through a nominee (including recognized clearing houses (or its nominee(s) or depositaries (or its nominee(s)) exercise the shareholders' rights through the intermediation of such nominee.

	[3] Der Verwaltungsrat kann nach Anhörung des eingetragenen Aktionärs oder Nominees dessen Eintragung im Aktienbuch rückwirkend auf das Datum der Eintragung streichen, wenn diese durch falsche oder irreführende Angaben zustande gekommen ist. Der betroffene Aktionär oder Nominee muss über die Streichung sofort informiert werden.			[3] After a hearing concerning the registered shareholder or nominee, the Board may cancel such Person's registration in the share register with retroactive effect as of the date of registration, if such registration was made based on false or misleading information. The relevant shareholder or nominee shall be promptly informed of such cancellation.

	[4] Der Verwaltungsrat kann weitere Einzelheiten regeln und die zur Einhaltung der Bestimmungen dieses Artikels 6 notwendigen Anordnungen treffen. Der Verwaltungsrat kann Ausnahmen von der Nomineeregelung bewilligen.			[4] The Board may regulate further details and issue the instructions necessary to ensure compliance with the provisions of this Article 6. The Board may grant exceptions from the rules regarding nominees.

	Artikel 7			Article 7

Rechtsausübung	[1] Das Stimmrecht und die damit zusammenhängenden Rechte können in Bezug auf die Gesellschaft von einem Aktionär, Nutzniesser oder Nominee jeweils nur in dem Umfang ausgeübt werden, wie dieser mit Stimmrecht im Aktienbuch eingetragen ist.		Exercise of Rights	[1] The voting right and the rights associated therewith may be exercised with respect to the Company by a shareholder, usufructuary, or nominee only to the extent that such Person is registered in the share register with voting rights.

	Abschnitt 3 Organe			Section 3 Corporate Bodies

	A.	Die Generalversammlung		A.	The General Meeting of Shareholders

Statuten der BeOne Medicines AG / Articles of Association of BeOne Medicines Ltd.	11/43

	Artikel 8		Article 8

Befugnisse der Generalversammlung	[1] Die Generalversammlung der Aktionäre (die Generalversammlung) ist das oberste Organ der Gesellschaft.	Powers of the General Meeting	[1] The general meeting of shareholders (the General Meeting) is the supreme corporate body of the Company.

	[2] Die Generalversammlung verfügt über die Befugnisse, die ihr von Gesetzes wegen, gemäss den für die Gesellschaft geltenden Massgeblichen Börsenregeln und gemäss diesen Statuten vorbehalten sind.		[2] The General Meeting shall have the powers reserved to it by law, the Designated Stock Exchange Rules as applicable to the Company, and these Articles.

	[3] Die Generalversammlung fasst ferner diejenigen Beschlüsse über Gegenstände, die ihr, soweit nach geltendem Recht zulässig, vom Verwaltungsrat vorgelegt werden oder über die nach geltendem Recht anderweitig abgestimmt werden darf.		[3] The General Meeting shall adopt resolutions on matters that are, to the extent permissible under applicable law, submitted to the General Meeting by the Board or on which voting is otherwise permissible under applicable law.

	Artikel 9		Article 9

Ordentliche und ausserordentliche Generalversammlungen	[1] Die Gesellschaft hält für jedes Geschäftsjahr eine Generalversammlung (die ordentliche Generalversammlung) innerhalb der gesetzlich vorgegebenen Frist oder der jeweils geltenden Massgeblichen Börsenregeln ab, auf jeden Fall jedoch innerhalb von 6 Monaten nach Ende des Geschäftsjahres der Gesellschaft.	Annual and Extraordinary General Meetings	[1] The Company shall hold a General Meeting with respect to each financial year (the Annual General Meeting) within the time period required by law or the Designated Stock Exchange Rules, as applicable from time to time, and in any event within 6 months after the end of the Company’s financial year.

	[2] Ausserordentliche Generalversammlungen finden in den vom Gesetz vorgesehenen Fällen statt, insbesondere, wenn der Verwaltungsrat es für notwendig oder angezeigt erachtet oder die Revisionsstelle dies gemäss den gesetzlichen Vorgaben verlangt.		[2] Extraordinary General Meetings shall be held under the circumstances as provided by law, in particular when deemed necessary or appropriate by the Board, or if so requested by the auditor in the circumstances provided by law.

	[3] Ausserdem muss der Verwaltungsrat eine ausserordentliche Generalversammlung einberufen, wenn es eine Generalversammlung so beschliesst oder wenn ein oder mehrere Aktionär(e), welche alleine oder zusammen mindestens über 5 % des Aktienkapitals oder der Stimmen verfügt/verfügen und als solche(r) im Aktienbuch eingetragen ist/sind (der Erforderliche Anteil), dies (gemeinsam) in Übereinstimmung mit diesem Artikel 9 schriftlich verlangen (jede solche Versammlung eine Aktionärsseitig Beantragte Ausserordentliche Generalversammlung). Die an einer Aktionärsseitig Beantragten Ausserordentlichen Generalversammlung zu behandelnden Geschäfte sind beschränkt auf (a) die Verhandlungsgegenstände und Anträge, die im vom Erforderlichen Anteil der im Aktienbuch eingetragenen Aktionäre gültig gestellten Antrag angegeben wurde(n), und (b) alle zusätzlichen Verhandlungsgegenstände oder Anträge, die der Verwaltungsrat als Traktanden der Aktionärsseitig Beantragten Ausserordentlichen Generalversammlung aufzunehmen bestimmt. Eine ordnungsgemäss beantragte Aktionärsseitig Beantragte Ausserordentliche Generalversammlung findet an einem durch den Verwaltungsrat festgelegten Datum und Zeit statt, vorausgesetzt jedoch, dass der Verwaltungsrat die Einladung zur Aktionärsseitig Beantragten Ausserordentlichen Generalversammlung innerhalb der durch das OR vorgeschriebenen Frist veröffentlicht.		[3] An Extraordinary General Meeting shall further be convened by the Board upon resolution of the General Meeting, or if so requested in accordance with this Article 9 in writing by one or more shareholder(s) (each such meeting a Shareholder Requested Extraordinary General Meeting) who hold(s), alone or together, at least 5% of the share capital or votes and is/are so recorded in the share register (the Requisite Percentage). Business transacted at any Shareholder Requested Extraordinary General Meeting shall be limited to (a) the item(s) and proposal(s) stated in a valid request received from the Requisite Percentage of shareholders of record, and (b) any additional agenda items and proposals that the Board determines to include on the agenda for the Shareholder Requested Extraordinary General Meeting. A properly requested Shareholder Requested Extraordinary General Meeting shall be held at such date and time as may be fixed by the Board; provided, however, that the Board shall publish the notice of the Shareholder Requested Extraordinary General Meeting within the time period required by the CO.

Statuten der BeOne Medicines AG / Articles of Association of BeOne Medicines Ltd.	12/43

	[4] Damit der Verwaltungsrat eine Aktionärsseitig Beantragte Ausserordentliche Generalversammlung einberufen kann, müssen der Gesellschaft an ihrem Sitz ein oder mehrere diesbezügliche Anträge von im Aktienbuch eingetragenen Aktionären, die insgesamt mindestens über den Erforderlichen Anteil verfügen, eingegangen sein. Ein solcher Antrag muss, um der Form zu genügen, die Beantragende Person Information in Bezug auf den oder die Aktionäre enthalten, die einen solchen Antrag stellen (mit Ausnahme von Aktionären, die diese Angaben mittels einer Erklärung gemäss Schedule 14(A) als Antwort auf eine Aufforderung zur Stimmrechtsvertretung (solicitation) gemäss und in Übereinstimmung mit Section 14(a) des Exchange Act gemacht haben).		[4] In order for a Shareholder Requested Extraordinary General Meeting to be convened by the Board, one or more requests therefor must have been received by the Company at its registered office, from shareholders of record who hold, in the aggregate, equal to or more than the Requisite Percentage. To be in proper form, such request shall set forth the Requesting Person Information with respect to any shareholder or shareholders submitting such request (except for any shareholder that has provided such information in response to a proxy solicitation made pursuant to, and in accordance with, Section 14(a) of the Exchange Act by way of a solicitation statement filed on Schedule 14(A)).

	Artikel 10		Article 10

Einberufung	[1] Die Generalversammlung wird durch eine Bekanntmachung nach Artikel 36 mindestens 21 Kalendertage vor dem Versammlungstag einberufen. Der Tag der Veröffentlichung der Einberufung und der Tag der Generalversammlung sind bei der Berechnung der Frist nicht mitzuzählen.	Notice	[1] Notice of a General Meeting shall be given through an announcement pursuant to Article 36 of these Articles at least 21 calendar days prior to the date of the meeting. The date of publication and the date of the General Meeting are to be excluded for purposes of computing the notice period.

	[2] Mindestens 21 Kalendertage vor der ordentlichen Generalversammlung sind den Aktionären der Geschäftsbericht, der Vergütungsbericht und die Revisionsberichte sowie der Bericht über die nichtfinanziellen Belange nach Artikel 964c OR (oder ein anderer Bericht, der bei einer Änderung von Artikel 964c OR erforderlich ist) zugänglich zu machen (wobei elektronische Zugänglichkeit auf der Internetseite der Gesellschaft oder auf andere Weise für diese Zwecke genügt).		[2] The annual report, the compensation report, the auditor’s reports and the report on non-financial matters pursuant to Article 964c of the CO (or such other report as may be required upon amendment of Article 964c of the CO) shall be made available to the shareholders at least 21 calendar days prior to the Annual General Meeting (whereby electronic availability on the Company's website or otherwise shall be sufficient for such purposes).

Statuten der BeOne Medicines AG / Articles of Association of BeOne Medicines Ltd.	13/43

[3] In der Einberufung sind bekanntzugeben:		[3] The notice shall include:

(a)	Datum, Beginn, Art und, falls anwendbar, Tagungsort der Generalversammlung;	(a)	the date, beginning, mode and, if applicable, location of the General Meeting;

(b)	die Verhandlungsgegenstnde;	(b)	the agenda items;

(c)	die Anträge des Verwaltungsrates samt kurzer Begründung dazu;	(c)	the proposals of the Board, together with a brief explanation thereof;

(d)	gegebenenfalls Anträge von Aktionären samt kurzer Begründung der Aktionäre (falls vorhanden) und die Stellungnahme des Verwaltungsrates dazu; und	(d)	proposals of shareholders (if any), together with a brief explanation thereof by such shareholders (if any) and the Board's response thereto; and

(e)	Name und die Adresse des unabhängigen Stimmrechtsvertreters.	(e)	name and address of the independent voting rights representative.

	Artikel 11		Article 11

Traktandierung	[1] Aktionäre, die alleine oder zusammen über mindestens 0.5 % des Aktienkapitals oder der Stimmen verfügen und als solche im Aktienbuch eingetragen sind, können schriftlich die Traktandierung eines Verhandlungsgegenstandes oder die Aufnahme eines Antrages an der Generalversammlung verlangen.	Agenda	[1] Shareholders who hold, alone or together, at least 0.5% of the share capital or votes and are so recorded in the share register may request in writing that an item or proposal be included on the agenda for the General Meeting.

	[2] Ein Gesuch gemäss Artikel 11 Abs. 1 dieser Statuten muss schriftlich eingereicht werden und mindestens 120 Kalendertage vor dem ersten Jahrestag des Datums, an dem das Proxy Statement gegenüber den Aktionären der Gesellschaft in Zusammenhang mit der ordentlichen Generalversammlung des vergangenen Jahres veröffentlicht wurde, am Sitz der Gesellschaft zugestellt werden und dort eingehen. Wurde jedoch im Vorjahr keine ordentliche Generalversammlung abgehalten oder wurde das Datum der ordentlichen Generalversammlung um mehr als 30 Kalendertage gegenüber dem im Proxy Statement des Vorjahres vorgesehenen Datum verschoben, muss das Gesuch spätestens (a) 150 Kalendertage vor dem Datum der vorgesehenen ordentlichen Generalversammlung oder (b) zehn Kalendertage nach dem Datum der ersten öffentlichen Bekanntmachung oder sonstigen Mitteilung des Datums der vorgesehenen ordentlichen Generalversammlung gestellt werden, je nachdem, welches dieser Daten später liegt. Damit ein Gesuch gemäss Artikel 11 Abs. 1 dieser Statuten in Bezug auf eine ausserordentliche Generalversammlung als rechtzeitig gilt, muss es am Sitz der Gesellschaft zugestellt werden und dort eingehen, und zwar spätestens (i) 120 Kalendertage vor dem Datum der ausserordentlichen Generalversammlung oder (ii) zehn Kalendertage nach dem Datum der ersten öffentlichen Bekanntmachung oder sonstigen Mitteilung des Datum der vorgesehenen ausserordentlichen Generalversammlung an die Aktionäre.		2 A request pursuant to Article 11 para. 1 of these Articles must be in writing and be delivered to and received at the registered office of the Company at least 120 calendar days before the first anniversary of the date that the Company's proxy statement was released to shareholders in connection with the previous year's Annual General Meeting. However, if no Annual General Meeting was held in the previous year or if the date of the Annual General Meeting has been changed by more than 30 calendar days from the date contemplated at the time of the previous year's proxy statement, request for inclusion of an item on the agenda must be requested not fewer than the later of (a) 150 calendar days prior to the date of the contemplated Annual General Meeting, or (b) the date that is 10 calendar days after the date of the first public announcement or other notification to the shareholders of the date of the contemplated Annual General Meeting. For a request pursuant to Article 11 para. 1 to be timely for an Extraordinary General Meeting, it must be delivered to and received at the registered office of the Company not fewer than the later of (i) 120 calendar days before the date of the Extraordinary General Meeting of Shareholders, or (ii) the date that is 10 calendar days after the date of the first public announcement or other notification to the shareholders of the date of the contemplated Extraordinary General Meeting of Shareholders.

Statuten der BeOne Medicines AG / Articles of Association of BeOne Medicines Ltd.	14/43

[3] Jedes Traktandierungsbegehren muss folgendes enthalten:		[3] Each request for inclusion of an item on the agenda must include:

(a)	ein kurze Zusammenfassung des Geschäfts, welches der Generalversammlung vorgelegt werden soll, sowie eine Begründung, weshalb an der Generalversammlung darüber Beschluss gefasst werden soll;	(a)	a brief description of the business desired to be brought before the General Meeting and the reasons for conducting such business at the General Meeting;

(b)	den Namen und die Adresse des gesuchstellenden Aktionärs, wie sie im Aktienbuch der Gesellschaft eingetragen sind;	(b)	the name and address, as they appear on the Company's share register, of the shareholder proposing such business;

(c)	die Anzahl Aktien, an denen ein Aktionär wirtschaftlich berechtigt ist;	(c)	the number of Shares beneficially owned by a shareholder;

(d)	die Daten, an denen der Aktionär seine Aktien erworben hat;	(d)	the dates upon which the shareholder acquired such Shares;

(e)	Belege zum Nachweis der wirtschaftlichen Berechtigung;	(e)	documentary evidence for any claim of beneficial ownership;

(f)	jegliches wesentliche Interesse eines Aktionärs an einem solchen Geschäft; und	(f)	any material interest of a shareholder in such business; and

(g)	eine Stellungnahme zur Unterstützung der Angelegenheit und, für Anträge, welche im Proxy Statement der Gesellschaft mitaufgenommen werden sollen, alle weiteren Informationen, welche gemäss Rule 14a-8 des Exchange Act erforderlich sind.	(g)	a statement in support of the matter and, for proposals sought to be included in the Company's proxy statement, any other information required by Rule 14a-8 under the Exchange Act.

Statuten der BeOne Medicines AG / Articles of Association of BeOne Medicines Ltd.	15/43

[4] Wenn ein Aktionär beabsichtigt, Aktionäre der Gesellschaft zur Abgabe von Stimmrechtsvollmachten aufzufordern, muss er die Gesellschaft darüber gemäss Rule 14a-4 und/oder Rule 14a-8 des Exchange Acts informieren.	4 In addition, if a shareholder intends to solicit proxies from the shareholders of the Company, such shareholder shall notify the Company of this intent in accordance with Rule 14a-4 and/or Rule 14a-8 under the Exchange Act.

[5] Soweit nicht nach geltendem Recht oder den Massgeblichen Börsenregeln etwas anderes vorgeschrieben ist, hat ein Aktionär nur in Übereinstimmung mit Artikel 16 dieser Statuten Anspruch darauf, dass die von ihm nominierten Personen in das Proxy Statement und das Vollmachtsformular der Gesellschaft (gemäss den U.S.-Wertpapiergesetzen) aufgenommen werden, und die Einhaltung der anwendbaren Bestimmungen von Artikel 9 dieser Statuten und dieses Artikels 11 durch einen Aktionär berechtigt diesen Aktionär nicht dazu, die von ihm nominierten Personen im Proxy Statement und im Vollmachtsformular der Gesellschaft (gemäss den U.S.-Wertpapiergesetzen) aufnehmen zu lassen.	[5] Unless otherwise required under applicable law or the Designated Stock Exchange Rules, a shareholder is entitled to have its nominees included in the Company’s proxy statement and form of proxy (as established under U.S. securities laws) solely in accordance with Article 16 of these Articles, and such shareholder’s compliance with the applicable provisions of Article 9 of these Articles and this Article 11 will not entitle such shareholder to have its nominees included in the Company’s proxy statement and form of proxy (as established under U.S. securities laws).

[6] Ungeachtet der vorstehenden Bestimmungen dieser Statuten darf, sofern nicht anderweitig gesetzlich vorgeschrieben, keine Nominierende Person zur Abgabe von Stimmrechtsvollmachten zur Unterstützung von anderen als den nominierten Verwaltungsräten der Gesellschaft auffordern, es sei denn, die Nominierende Person hat im Zusammenhang mit der Aufforderung zur Abgabe solcher Stimmrechtsvollmachten die unter dem Exchange Act erlassene Rule 14a-19 eingehalten, einschliesslich der rechtzeitigen Übermittlung der in diesem Rahmen erforderlichen Mitteilungen an die Gesellschaft. Wenn zudem eine Nominierende Person (a) Mitteilung gemäss der unter dem Exchange Act erlassenen Rule 14a-19(b) gegeben hat, (b) in der Folge die Anforderungen von der unter dem Exchange Act erlassenen Rule 14a-19(a)(2) oder Rule 14a-19(a)(3) nicht erfüllt, einschliesslich der rechtzeitigen Übermittlung der in diesem Rahmen erforderlichen Mitteilungen an die Gesellschaft, und (c) keine andere Nominierende Person Mitteilung gemäss und im Einklang mit der unter dem Exchange Act erlassenen Rule 14a-19 gegeben hat, dass sie beabsichtigt, gemäss Rule 14a-19(b) unter dem Exchange Act zur Abgabe von Stimmrechtsvollmachten zur Unterstützung der Wahl des vorgeschlagenen Kandidaten aufzufordern, dann wird der vorgeschlagene Kandidat von der Nominierung disqualifiziert, die Gesellschaft hat die Nominierung des vorgeschlagenen Kandidaten nicht zu beachten und es findet keine Abstimmung über die Wahl des vorgeschlagenen Kandidaten statt. Wenn eine Nominierende Person Mitteilung gemäss der unter dem Exchange Act erlassenen Rule 14a-19(b) macht, muss diese Nominierende Person der Gesellschaft auf Anfrage spätestens fünf (5) Geschäftstage (gemäss den U.S.-Wertpapiergesetzen) vor dem massgeblichen Datum der Generalversammlung einen begründeten Nachweis vorlegen, dass sie die Anforderungen der unter dem Exchange Act erlassenen Rule 14a-19(a)(3) erfüllt hat.	[6] Further, notwithstanding the foregoing provisions of these Articles, unless otherwise required by law, no Nominating Person shall solicit proxies in support of director nominees other than the Company’s nominees, unless such Nominating Person has complied with Rule 14a-19 promulgated under the Exchange Act in connection with the solicitation of such proxies, including the provision to the Company of notices required thereunder with timely notice. Further, if any Nominating Person (a) provides notice pursuant to Rule 14a-19(b) promulgated under the Exchange Act, (b) subsequently fails to comply with the requirements of Rule 14a-19(a)(2) or Rule 14a-19(a)(3) promulgated under the Exchange Act, including the provision to the Company of notices required thereunder with timely notice, and (c) no other Nominating Person has provided notice pursuant to, and in compliance with, Rule 14a-19 under the Exchange Act that it intends to solicit proxies in support of the election of such proposed nominee in accordance with Rule 14a-19(b) under the Exchange Act, then such proposed nominee shall be disqualified from nomination, the Company shall disregard the nomination of such proposed nominee and no vote on the election of such proposed nominee shall occur. Upon request by the Company, if any Nominating Person provides notice pursuant to Rule 14a-19(b) promulgated under the Exchange Act, such Nominating Person shall deliver to the Company, no later than 5 business days (according to U.S. securities laws) prior to the applicable General Meeting date, reasonable evidence that it has met the requirements of Rule 14a-19(a)(3) promulgated under the Exchange Act.

Statuten der BeOne Medicines AG / Articles of Association of BeOne Medicines Ltd.	16/43

	[7] Ungeachtet anderslautender Bestimmungen dieser Statuten oder anwendbaren Rechts dürfen, damit eine Nominierung durch eine Nominierende Person ordnungsgemäss einer ordentlichen Generalversammlung vorgelegt werden kann, die von einer Nominierenden Person oder einer von dieser vorgeschlagenen nominierten Person vorgelegten Informationen und Dokumente, einschliesslich der in einem Fragebogen enthaltenen Informationen, keine falschen oder irreführenden Angaben enthalten oder wesentliche beantragte Informationen auslassen.		[7] Notwithstanding anything to the contrary set forth in these Articles or applicable law, for any nomination to be properly brought before an Annual General Meeting by a Nominating Person, the information and documents provided by such Nominating Person or their proposed nominee, including the information contained in any questionnaire, shall not contain any false or misleading information, or omit any material information that has been requested.

	[8] Über Anträge zu nicht gehörig angekündigten Verhandlungsgegenständen kann die Generalversammlung keine Beschlüsse fassen; ausgenommen sind hiervon an einer Generalversammlung gestellte Anträge auf Einberufung einer ausserordentlichen Generalversammlung, auf Durchführung einer Sonderuntersuchung gemäss Artikel 697a OR oder zur Wahl der Revisionsstelle.		[8] No resolutions may be passed at a General Meeting regarding proposals with respect to agenda items for which proper notice was not given; this provision shall not apply to proposals made during a General Meeting to convene an Extraordinary General Meeting, to initiate a special investigation in accordance with Article 697a of the CO, or to elect an auditor.

	[9] Zur Stellung von Anträgen im Rahmen der Verhandlungsgegenstände und zu Verhandlungen ohne Beschlussfassung bedarf es keiner vorgängigen Ankündigung.		9 No prior notice is required to bring motions related to items already on the agenda or for the discussion of matters on which no resolution is to be taken.

	[10] Jede von einer Nominierenden Person oder anderen Person als Verwaltungsrat nominierte Person muss schriftlich zugestimmt haben, um im Proxy Statement (gemäss den U.S.-Wertpapiergesetzen) namentlich aufgeführt zu werden und im Falle einer Wahl als Verwaltungsrat tätig zu werden.		[10] A Nominating Person’s or any other Person’s director nominee(s) must have provided an executed written consent to be named in the proxy statement (as established under U.S. securities laws) as a nominee and to serve as a Director if elected.

	Artikel 12		Article 12

Tagungsort	[1] Der Verwaltungsrat bestimmt den Tagungsort der Generalversammlung. Der Tagungsort der Generalversammlung kann in der Schweiz oder im Ausland liegen.	Location	[1] The Board shall determine the location of the General Meeting. The location of the General Meeting can be in Switzerland or abroad.

Statuten der BeOne Medicines AG / Articles of Association of BeOne Medicines Ltd.	17/43

	[2] Der Verwaltungsrat kann bestimmen, dass die Generalversammlung an verschiedenen Tagungsorten gleichzeitig durchgeführt wird, vorausgesetzt, dass die Voten der Teilnehmer unmittelbar in Bild und Ton an sämtliche Tagungsorte übertragen werden und/oder dass die Aktionäre, die nicht am Tagungsort oder den Tagungsorten der Generalversammlung anwesend sind, ihre Rechte auf elektronischem Weg ausüben können.		[2] The Board may determine that the General Meeting shall be held simultaneously at different locations, provided that the contributions of the participants are transmitted directly via video and/or audio to all venues, and/or that shareholders who are not present at the venue or venues of the General Meeting may exercise their rights by electronic means.

	[3] Ungeachtet anderer Bestimmungen dieser Statuten kann der Verwaltungsrat vorsehen, dass die Generalversammlung auf elektronischem Weg ohne physischen Tagungsort durchgeführt wird.		[3] Notwithstanding any other provision herein, the Board may also determine that the General Meeting shall be held by electronic means without there being any physical location.

	Artikel 13		Article 13

Vorsitz der Generalversammlung, Stimmenzähler, Protokoll	[1] Der Präsident oder die Präsidentin des Verwaltungsrates führt den Vorsitz in der Generalversammlung. Bei seiner oder ihrer Abwesenheit führt ein anderes Mitglied des Verwaltungsrates oder eine vom Verwaltungsrat bezeichnete Person den Vorsitz. Steht kein Mitglied des Verwaltungsrates zur Verfügung und hat der Verwaltungsrat keinen Vertreter bezeichnet, so wird der oder die Vorsitzende von der Generalversammlung gewählt.	Chair, Vote Counters, Minutes	[1] The chair of the Board shall chair the General Meeting. In his or her absence, another Director or a person designated by the Board shall chair the General Meeting. If no Director is available and no other person has been designated by the Board, the acting chair shall be elected by the General Meeting.

	[2] Der oder die Vorsitzende der Generalversammlung hat sämtliche Leitungsbefugnisse, die für die ordnungsgemässe Durchführung der Generalversammlung nötig und angemessen sind.		[2] The acting chair of the General Meeting shall have all powers and authorities necessary and appropriate for the orderly conduct of the General Meeting.

	[3] Der oder die Vorsitzende der Generalversammlung bezeichnet einen Protokollführer oder eine Protokollführerin und den oder die Stimmenzähler, die alle nicht Aktionäre sein müssen. Das Protokoll ist vom Vorsitzenden oder von der Vorsitzenden und vom Protokollführer oder von der Protokollführerin zu unterzeichnen.		[3] The acting chair of the General Meeting shall appoint the secretary and the vote counter(s), none of whom need to be shareholders. The minutes shall be signed by the acting chair of the General Meeting and the secretary.

	Artikel 14		Article 14

Stimmrecht, Vertretung	[1] Jede Aktie berechtigt zu einer Stimme. Das Stimmrecht untersteht den Bedingungen von Artikel 6 und Artikel 7 dieser Statuten. Vorbehaltlich aller Rechte und Beschränkungen, die zum Zeitpunkt der Generalversammlung für die Aktien gelten, hat jeder Aktionär, der an der Generalversammlung anwesend ist oder sich vertreten lässt, das Recht, auf jeder Generalversammlung das Wort zu ergreifen.	Voting Rights, Representation	[1] Each Share shall have the right to one vote. Voting rights are subject to the conditions of Article 6 and Article 7 of these Articles. Subject to any rights and restrictions then applicable to the Shares, every holder of Shares present or represented at the General Meeting shall have the right to speak at any general meeting.

Statuten der BeOne Medicines AG / Articles of Association of BeOne Medicines Ltd.	18/43

	[2] Der Verwaltungsrat erlässt Verfahrensvorschriften über die Teilnahme und Vertretung an der Generalversammlung und regelt die Anforderungen an Vollmachten. Ein Aktionär (einschliesslich einer Clearingstelle) hat das Recht, eine andere Person (welche nicht Aktionär sein muss) als seinen Bevollmächtigten oder Vertreter zu ernennen, um an der Generalversammlung im Namen des Aktionärs teilzunehmen und abzustimmen. Das Instrument zur Ernennung eines Bevollmächtigten oder Vertreters muss die Form haben, die nach dem für dieses Instrument geltenden Recht vorgeschrieben ist. Ein Aktionär kann nur einen Bevollmächtigten für die Teilnahme an einer Generalversammlung ernennen.		[2] The Board shall issue rules of procedure for the participation and representation at the General Meeting and shall determine the requirements for proxies. A shareholder (including a clearing house) shall be entitled to appoint another Person (who need not be a shareholder) as its, his or her proxy or representative to attend and vote at the General Meeting on behalf of the shareholder. The instrument appointing a proxy or representative shall be in such form as required under the law applicable to such instrument. A shareholder may only appoint one proxy to attend a General Meeting.

	[3] Die Generalversammlung wählt den unabhängigen Stimmrechtsvertreter für eine Amtsdauer bis zum Abschluss der nächsten ordentlichen Generalversammlung. Der unabhängige Stimmrechtsvertreter kann wiedergewählt werden.		[3] The General Meeting shall elect the independent voting rights representative for a term of office until completion of the next Annual General Meeting. The independent voting rights representative is eligible for re-election.

	[4] Hat die Gesellschaft keinen unabhängigen Stimmrechtsvertreter, wird dieser für die nächste Generalversammlung vom Verwaltungsrat bezeichnet.		4 If the Company does not have an independent voting rights representative, the Board shall appoint the independent voting rights representative for the next General Meeting.

	Artikel 15		Article 15

Präsenzquorum; Beschlüsse, Wahlen	[1] Jede Beschlussfassung oder Wahl an der Generalversammlung setzt zu ihrer Gültigkeit voraus, dass zu Beginn einer Generalversammlung zumindest die Mehrheit aller stimmberechtigten Aktien anwesend oder vertreten ist (wobei sog. Broker Nonvotes zur Feststellung des Bestehens des Präsenzquorums berücksichtigt werden). Die an der Generalversammlung anwesenden Aktionäre können mit der Behandlung der Traktanden fortfahren, selbst wenn Aktionäre nach Feststellung des Präsenzquorums die Generalversammlung verlassen.	Attendance Quorum; Resolutions, Elections	[1] The adoption of any resolution or election requires that a majority of all the Shares entitled to vote be present or represented at the commencement of a General Meeting (whereby broker nonvotes shall be included for purposes of determining the presence quorum). The shareholders present at a General Meeting may continue to transact business despite the withdrawal of shareholders from such General Meeting following determination of the presence quorum at that meeting.

	[2] Die Generalversammlung beschliesst und wählt mit der relativen Mehrheit der an der Generalversammlung abgegebenen Aktienstimmen (wobei Enthaltungen, Broker Nonvotes, leere oder ungültige Stimmen für die Bestimmung des Mehrs nicht berücksichtigt werden), soweit es das Gesetz, die Massgeblichen Börsenregeln, wie sie auf die Gesellschaft anwendbar sind, oder diese Statuten nicht anders bestimmen.		[2] The General Meeting shall pass resolutions and decide elections by the simple majority of the votes cast at the General Meeting (whereby abstentions, broker nonvotes, blank, or invalid ballots shall be disregarded for purposes of establishing the majority), unless a different voting standard is required by law, by the Designated Stock Exchange Rules as applicable to the Company or these Articles.

Statuten der BeOne Medicines AG / Articles of Association of BeOne Medicines Ltd.	19/43

[3] Beschlüsse über die Einführung von neuen Aktienkategorien (namentlich Vorzugsaktien) und die Änderung der Rechte von bestehenden Aktienkategorien können nur mit einer Mehrheit von zwei Dritteln der bei der Versammlung anwesenden oder vertretenen Stimmen gefasst werden. Vorbehalten bleiben etwaig erforderliche Sonderversammlungen der negativ betroffenen Aktienkategorien.	[3] Resolutions on the introduction of new share classes (namely preferred shares) and the amendment of the rights of existing share classes can only be passed with a majority of two-thirds of the votes present or represented at the General Meeting. Any necessary special meetings of the negatively affected share classes are reserved.

[4] Beschlüsse über die Abwahl von Mitgliedern des Verwaltungsrats oder des Vergütungsausschusses während ihrer Amtsdauer können nur mit der Mehrheit aller an der betreffenden Generalversammlung stimmberechtigten Aktien gefasst werden.	[4] Resolutions on the removal of members of the Board or the Compensation Committee during their term of office can only be passed with a majority of all the Shares entitled to vote at the relevant General Meeting.

[5] Wenn ein Aktionär (einschliesslich ein Aktionär, der ein Mitglied des Verwaltungsrates oder der (erweiterten) Geschäftsleitung der Gesellschaft ist) gemäss den Kotierungsregeln verpflichtet ist, sich bei einem bestimmten Beschluss der Generalversammlung der Stimme zu enthalten oder nur für oder nur gegen einen bestimmten Beschluss der Generalversammlung zu stimmen (jede solche Person ein Interessierter Aktionär und jeder Aktionär, der kein Interessierter Aktionär ist, ein Desinteressierter Aktionär), ist die relevante Mehrheit gemäss diesen Statuten oder anwendbarem Recht für die Annahme eines bestimmten Beschlusses der Generalversammlung (a) das massgebliche Mehr gemäss anwendbarem Recht oder den Bestimmungen dieser Statuten und (b) die Mehrheit der von den Desinteressierten Aktionären abgegebenen Stimmen. Das Recht der Mitglieder des Verwaltungsrats und der Geschäftsleitung, sich zu Verhandlungsgegenständen zu äussern, sowie das Recht des Verwaltungsrats, Anträge zu stellen, bleibt vorbehalten.	[5] Where any shareholder (including a shareholder who is a Director or an officer of the Company) under the Listing Rules, required to abstain from voting on any particular resolution of the General Meeting or is restricted to voting only for or only against any particular resolution of the General Meeting (each such Person an Interested Shareholder, and each shareholder that is not an Interested Shareholder, a Disinterested Shareholder), the relevant majority under these Articles or applicable law for a particular resolution of the General Meeting to be passed shall be (a) the default majority under applicable law or the provisions of these Articles, and (b) the majority of the votes cast by the Disinterested Shareholders. The right of the members of the Board and the executive management to speak on items on the agenda and the right of the members of the Board to submit proposals are reserved.

[6] Der Vorsitzende der Generalversammlung bestimmt, ob Abstimmungen und Wahlen an der Generalversammlung offen, schriftlich oder elektronisch erfolgen. Der Vorsitzende der Generalversammlung kann eine Abstimmung oder Wahl jederzeit wiederholen lassen, sofern nach seiner Meinung Zweifel am Abstimmungsergebnis bestehen; in diesem Fall gilt die vorausgegangene Abstimmung oder Wahl als nicht erfolgt.	[6] The acting chair of the General Meeting shall determine whether resolutions and elections at the General Meeting are to be decided by open ballot, in writing or electronically. The acting chair may at any time order that a resolution or election be repeated if he or she considers the vote to be in doubt; the resolution or election previously held shall then be deemed not to have taken place.

Statuten der BeOne Medicines AG / Articles of Association of BeOne Medicines Ltd.	20/43

	Artikel 16			Article 16

Zugang der Aktionäre zu den Stimmrechtsunterlagen der Gesellschaft	[1] Vorbehaltlich der Bestimmungen dieses Artikels 16 nimmt die Gesellschaft, falls in der massgebenden Access Notice verlangt, in ihr Proxy Statement für jede Generalversammlung auf:		Shareholder Access to the Company’s Proxy Materials	[1] Subject to the provisions of this Article 16, if requested in the relevant Access Notice, the Company shall include in its proxy statement for any General Meeting:
	(a)	den Namen der von einem Access Shareholder zur Wahl vorgeschlagenen Person, der auch auf dem Vollmachtsformular (form of proxy) und Stimmzettel (soweit vorhanden) der Gesellschaft anzugeben ist;		(a)	the name of any person nominated for election, which shall also be included on the Company’s form of proxy and ballot (if any), by any Access Shareholder;
	(b)	Angaben über einen solchen Kandidaten und den Access Shareholder, die nach den Regeln der SEC oder anderweitig anwendbarem Recht in das Proxy Statement aufgenommen werden müssen;		(b)	disclosure about the nominee and the Access Shareholder required under the rules of the SEC or other applicable law to be included in the proxy statement;
	(c)	jede Erklärung, die der Access Shareholder in die Access Notice zur Aufnahme in das Proxy Statement zur Unterstützung der Wahl des Kandidaten in den Verwaltungsrat aufgenommen hat (vorbehältlich, ohne Einschränkung, Artikel 16 Abs. 5 dieser Statuten), sofern diese Erklärung 500 Wörter nicht übersteigt und angemessen konzise gehalten ist; und		(c)	any statement included by the Access Shareholder in the Access Notice for inclusion in the proxy statement in support of the nominee’s election to the Board (subject, without limitation, to Article 16 para. 5 of these Articles), if such statement does not exceed 500 words and is reasonably concise; and
	(d)	jede andere Information in Bezug auf die Nominierung eines Kandidaten, die der Verwaltungsrat in seinem Ermessen bestimmt, in das Proxy Statement aufzunehmen, einschliesslich, ohne Einschränkung, eine Stellungnahme gegen die Nominierung und jede andere Information gemäss diesem Artikel 16.		(d)	any other information that the Board determines, in its exclusive discretion, to include in the proxy statement relating to the nomination of a nominee, including, without limitation, any statement in opposition to the nomination and any of the information provided pursuant to this Article 16.

Statuten der BeOne Medicines AG / Articles of Association of BeOne Medicines Ltd.	21/43

[2] Wenn ein Access Shareholder nach Ablauf der Frist für die Einreichung einer Access Notice gemäss Artikel 16 Abs. 4 dieser Statuten nicht mehr wählbar ist oder seine Nominierung zurückzieht oder ein Kandidat nicht mehr bereit ist, als Mitglied im Verwaltungsrat tätig zu werden, sei es vor oder nach dem Versand des definitiven Proxy Statements, so wird die betreffende Nominierung nicht berücksichtigt, und die Gesellschaft (a) ist nicht verpflichtet, den nicht berücksichtigten Kandidaten oder einen vom Access Shareholder oder einem anderen Access Shareholder vorgeschlagenen Nachfolger oder Ersatz-Kandidaten in ihrem bei der SEC eingereichten Proxy Statement aufzunehmen, und (b) kann ihren Aktionären im Übrigen mitteilen, insbesondere, ohne Einschränkung, durch Änderung oder Ergänzung des Proxy Statements dahingehend, dass der nicht berücksichtigte Kandidat nicht als Kandidat in das Proxy Statement aufgenommen wird und dass über diesen an der ordentlichen Generalversammlung nicht abgestimmt wird. Die Gesellschaft kann sich öffentlich gegen jeden Kandidaten aussprechen und diesbezüglich eine Stellungnahme in das Proxy Statement aufnehmen.	[2] If, after the deadline for submitting an Access Notice as set forth in Article 16 para. 4 of these Articles, an Access Shareholder becomes ineligible or withdraws its nomination, or a nominee becomes unwilling to serve on the Board, whether before or after the mailing of the definitive proxy statement, then the nomination shall be disregarded, and the Company (a) shall not be required to include in its proxy statement filed with the SEC the disregarded nominee or any successor or replacement nominee proposed by the Access Shareholder or by any other Access Shareholder, and (b) may otherwise communicate to its shareholders, including without limitation by amending or supplementing its proxy statement to state that the disregarded nominee will not be included as a nominee in the proxy statement and will not be voted on at the Annual General Meeting. The Company may solicit against, and include in the proxy statement its own statement relating to, any nominee.

[3] Ein Eligible Holder kann nur dann eine Nominierung gemäss diesem Artikel 16 einreichen, wenn die Person am Tag der Einreichung der Access Notice und am Tag der ordentlichen Generalversammlung im Aktienbuch als Aktionär eingetragen ist. Im Falle einer Nominierung durch eine Gruppe von Eligible Holders gelten alle in diesem Artikel 16 festgelegten Anforderungen und Verpflichtungen für einen einzelnen Eligible Holder für jedes Mitglied dieser Gruppe.	3 An Eligible Holder may submit a nomination in accordance with this Article 16 only if the person is a holder of record on the date of submission of the Access Notice and on the date of the Annual General Meeting. In the event of a nomination by a group of Eligible Holders, any and all requirements and obligations for an individual Eligible Holder that are set forth in this Article 16 shall apply to each member of such group.

4 Um einen Kandidaten zu nominieren, muss der Access Shareholder der Gesellschaft in Übereinstimmung mit den Bestimmungen gemäss Artikel 11 Abs. 2 dieser Statuten eine Access Notice zustellen, und diese Access Notice muss am Sitz der Gesellschaft eingehen. Falls die ordentliche Generalversammlung nicht innerhalb eines Zeitraums von 30 Kalendertagen vor dem Jahrestag des Datums, an dem das Proxy Statement gegenüber den Aktionären der Gesellschaft in Zusammenhang mit der ordentlichen Generalversammlung des vergangenen Jahres veröffentlicht wurde, und 30 Kalendertagen nach einem solchen Jahrestag angesetzt ist, hat die Access Notice in der hier vorgesehenen Form bis zum Geschäftsschluss des Datums zu erfolgen, das 180 Kalendertage vor jenem Versammlungstag liegt, oder bis zum zehnten Kalendertag nach dem Tag, an dem die Gesellschaft erstmals eine Öffentliche Bekanntmachung über jenen Versammlungstag macht, je nachdem, welcher Zeitpunkt später liegt. Die Access Notice gilt an dem Tag als zugestellt, an dem alle in der Definition der Access Notice genannten Informationen und Dokumente (mit Ausnahme solcher Informationen und Dokumente, die erst nach dem Datum der Access Notice zur Verfügung gestellt werden müssen) der Gesellschaft zugestellt oder per Post versandt und von dieser empfangen wurden.	4 To nominate a nominee, the Access Shareholder must deliver an Access Notice to, and such Access Notice must be received by, the Company at its registered office in accordance with the provisions of Article 11 para. 2 of these Articles. If the Annual General Meeting is not scheduled to be held within a period beginning 30 calendar days before the anniversary date of the date that the Company's proxy statement was released to shareholders in connection with the previous year's Annual General Meeting and ending 30 calendar days after such anniversary date, the Access Notice shall be given in the manner provided herein by the later of the close of business on the date that is 180 calendar days prior to such other meeting date or the tenth calendar day following the date that the Company first makes Public Disclosure regarding such other meeting date. The Access Notice shall be deemed delivered on the date on which all the information and documents referred to in the definition of Access Notice (other than such information and documents contemplated to be provided after the date the Access Notice is provided) have been delivered to or mailed and received by the Company.

Statuten der BeOne Medicines AG / Articles of Association of BeOne Medicines Ltd.	22/43

[5] Ungeachtet anderslautender Bestimmungen in diesem Artikel 16 und soweit dies im Zusammenhang mit der Erstellung des Proxy Statements gemäss SEC-Vorschriften erforderlich ist, kann die Gesellschaft in ihrem Proxy Statement auf die Aufnahme jedes Kandidaten und die diesen betreffenden Informationen (einschliesslich einer diesen unterstützenden Erklärung durch den Access Shareholder) verzichten und es findet diesfalls keine Abstimmung über einen solchen Kandidaten statt (ungeachtet allfälliger durch die Gesellschaft ersuchter, erhaltener oder entgegengenommener Stimmen oder Stimmrechtsvollmachten in Bezug auf eine solche Abstimmung). Der Access Shareholder kann nach dem letzten Tag, an dem eine Access Notice als fristgerecht gelten würde, einen der Nominierung des Kandidaten entgegenstehenden Mangel auf keine Art und Weise beheben, wenn der Verwaltungsrat feststellt, dass die Nominierung des Kandidaten oder dessen Wahl in den Verwaltungsrat dazu führen würde, dass die Gesellschaft gegen diese Statuten oder anwendbares Recht, gegen Regeln oder Vorschriften, denen die Gesellschaft untersteht, einschliesslich die Regeln oder Vorschriften der SEC oder einer Börse, an der die Effekten der Gesellschaft gehandelt werden, verstossen oder diese nicht einhalten würde.	[5] Notwithstanding anything to the contrary contained in this Article 16 and to the extent required in connection with the preparation of the proxy statement under SEC rules, the Company may omit from its proxy statement any nominee and any information concerning such nominee (including an Access Shareholder’s statement in support) and no vote on such nominee shall occur (notwithstanding that votes or proxies in respect of such vote may have been solicited, obtained, or received by the Company), and the Access Shareholder may not, after the last day on which an Access Notice would be timely, cure in any way any defect preventing the nomination of the nominee, if the Board determines that such nominee’s nomination or election to the Board would result in the Company violating or failing to be in compliance with these Articles or any applicable law, rule or regulation to which the Company is subject, including any rules or regulations of the SEC or any stock exchange on which the Company’s securities are traded.

[6] Ungeachtet anderslautender Bestimmungen in diesem Artikel 16 kann die Gesellschaft Informationen, einschliesslich der gesamten oder eines Teils der in der Access Notice enthaltenen Erklärung zur Unterstützung des Kandidaten, in ihrem Proxy Statement weglassen, ergänzen oder berichtigen, wenn der Verwaltungsrat feststellt, dass (a) diese Informationen nicht in allen wesentlichen Teilen der Wahrheit entsprechen oder eine wesentliche Aussage nicht enthält, die erforderlich ist, damit die gemachten Aussagen nicht irreführend sind; (b) diese Informationen direkt oder indirekt den Charakter, die Integrität oder den persönlichen Ruf einer Person schädigen oder direkt oder indirekt Anschuldigungen in Bezug auf unangemessenes, illegales oder unmoralisches Verhalten oder Assoziationen ohne sachliche Grundlage erheben; oder (c) die Aufnahme dieser Informationen in das Proxy Statement anderweitig gegen diese Statuten, die Regeln der SEC über die Stimmrechtsvertretung oder andere anwendbare Gesetze, Regeln oder Vorschriften (einschliesslich die Regeln oder Kotierungsstandards der Börse, an der oder an denen die gehandelt werden) verstösst oder dazu führen würde, dass die Gesellschaft dagegen verstösst.	[6] Notwithstanding anything to the contrary contained in this Article 16, the Company may omit from its proxy statement, or may supplement or correct any information, including all or any portion of the statement in support of the nominee included in the Access Notice, if the Board determines that (a) such information is not true in all material respects or omits a material statement necessary to make the statements made not misleading; (b) such information directly or indirectly impugns character, integrity, or personal reputation of, or directly or indirectly makes charges concerning improper, illegal, or immoral conduct or associations without factual foundation with respect to any person; or (c) the inclusion of such information in the proxy statement would otherwise violate or cause the Company to violate these Articles, the SEC proxy rules, or any other applicable law, rule, or regulation (including the rules or listing standards of the exchange(s) on which the Shares are traded).

Statuten der BeOne Medicines AG / Articles of Association of BeOne Medicines Ltd.	23/43

	B. Der Verwaltungsrat		B. The Board

	Artikel 17		Article 17

Anzahl Verwaltungsräte	Der Verwaltungsrat besteht aus mindestens drei Mitgliedern.	Number of Members of the Board	The Board shall consist of not fewer than three members.

	Artikel 18		Article 18

Wahl und Amtsdauer	[1] Die Generalversammlung wählt die Mitglieder des Verwaltungsrates und den Präsidenten oder die Präsidentin des Verwaltungsrates einzeln für eine Amtsdauer bis zum Abschluss der nächsten ordentlichen Generalversammlung. Die Mitglieder des Verwaltungsrats können wiedergewählt werden. Der Verwaltungsrat allein ist nicht befugt, eine Person zum Mitglied des Verwaltungsrates zu ernennen, um eine durch das Ausscheiden eines ehemaligen Mitglied des Verwaltungsrates frei gewordene Stelle zu besetzen oder den bestehenden Verwaltungsrat zu ergänzen.	Election and Term of Office	[1] The General Meeting shall elect the members of the Board and the chair of the Board individually for a term of office until the completion of the next Annual General Meeting. Members of the Board are eligible for re-election. The Board shall not have any authority to appoint any person to be a Director to fill a casual vacancy arising from the resignation of a former Director or as an addition to the existing Board.

	[2] Ist das Präsidium des Verwaltungsrates vakant, bezeichnet der Verwaltungsrat bis zum Abschluss der nächsten ordentlichen Generalversammlung aus seiner Mitte einen Präsidenten oder eine Präsidentin.		[2] If the office of the chair of the Board is vacant, the Board shall appoint a new chair from among its members for a term of office extending until the completion of the next Annual General Meeting.

Statuten der BeOne Medicines AG / Articles of Association of BeOne Medicines Ltd.	24/43

	Artikel 19		Article 19

Organisation des Verwaltungsrates	[1] Vorbehältlich der Wahl des Präsidenten oder der Präsidentin und der Mitglieder des Vergütungsausschusses durch die Generalversammlung konstituiert sich der Verwaltungsrat selbst. Der Verwaltungsrat kann unter anderem (a) einen Lead Independent Director und (b) einen Protokollführer oder eine Protokollführerin ernennen, der nicht Mitglied des Verwaltungsrates sein muss.	Organization of the Board	[1] Except for the election of the chair of the Board and the members of the Compensation Committee by the General Meeting, the Board shall constitute itself. The Board may appoint, among other roles, (a) a Lead Independent Director, and (b) a secretary, who need not be a Director.

	[2] Der Verwaltungsrat ordnet im Übrigen und vorbehältlich Artikel 21 f. dieser Statuten seine Organisation und Beschlussfassung durch ein Organisationsreglement.		[2] Subject to Article 21 et seq. of these Articles, the Board shall regulate its organization and the adoption of resolutions in the organizational regulations.

	Artikel 20		Article 20

Ersatz der Auslagen, Schadloshaltung	[1] Die Mitglieder des Verwaltungsrates haben Anspruch auf Ersatz sämtlicher ihrer in Ausübung der Tätigkeit als Mitglied des Verwaltungsrates aufgewendeten angemessener Auslagen.	Reimbursement of Expenses, Indemnification	[1] The members of the Board shall be entitled to the reimbursement of all reasonable expenses incurred in service as a member of the Board.

	[2] Die Gesellschaft entschädigt, verteidigt und hält gegenwärtige und ehemalige Mitglieder des Verwaltungsrates und der (erweiterten) Geschäftsleitung der Gesellschaf sowie deren Erben, Vollstrecker und Verwalter im vollen gesetzlich zulässigen Umfang schadlos von und gegen alle angedrohten, anhängigen oder abgeschlossenen Klagen, Prozesse oder Verfahren zivilrechtlicher, strafrechtlicher, verwaltungsrechtlicher oder sonstiger Art sowie alle Kosten, Gebühren, Verluste, Schäden und Ausgaben, die sie oder einer von ihnen, ihre Erben, Vollstrecker oder Verwalter durch oder aufgrund einer vorgenommenen oder angeblich vorgenommenen Handlung entstehen oder entstehen könnten, oder aufgrund von Handlungen, an denen sie mitgewirkt haben oder an denen sie angeblich mitgewirkt haben, oder die sie unterlassen haben oder die sie angeblich unterlassen haben, oder aufgrund der Tatsache, dass er oder sie ein Mitglied des Verwaltungsrats oder der (erweiterten) Geschäftsleitung der Gesellschaft ist oder war, oder während er oder sie als Mitglied des Verwaltungsrats oder der (erweiterten) Geschäftsleitung der Gesellschaft tätig war, oder während er oder sie auf Ersuchen der Gesellschaft als Mitglied des Verwaltungsrats. der (erweiterten) Geschäftsleitung, Angestellter oder Vertreter einer anderen Gesellschaft, Personengesellschaft, eines Joint Ventures, eines Trusts oder eines anderen Unternehmens tätig war; jedoch unter der Voraussetzung, dass sich diese Schadloshaltung nicht auf eine Angelegenheit erstreckt, in der eine der genannten Personen in einem rechtskräftigen Urteil oder Entscheid eines Gerichts oder einer zuständigen Regierungs- oder Verwaltungsbehörde, gegen das/die kein Rechtsmittel oder Beschwerte eingelegt werden kann, eine vorsätzliche oder grob fahrlässige Verletzung seiner/ihrer gesetzlichen Pflichten als Mitglied des Verwaltungsrats oder der (erweiterten) Geschäftsleitung des Unternehmens begangen hat.		[2] The Company shall indemnify, defend, and hold harmless, to the full extent permitted by law, the existing and former members of the Board and officers of the Company and their heirs, executors, and administrators, from and against all threatened, pending, or completed actions, suits, or proceedings, whether of civil, criminal, administrative, or of other nature, and all costs, charges, losses, damages, and expenses that they or any of their heirs, executors, or administrators shall or may incur or sustain by or by reason of any act done or alleged to be done, concurred or alleged to be concurred in, or omitted or alleged to be omitted in or about the execution of their duty or alleged duty, or by reason of the fact that he or she is or was a member of the Board or an officer of the Company, or while serving as a member of the Board or an officer of the Company, or while serving at the request of the Company as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise; provided, however, that this indemnity shall not extend to any matter in which any of said persons is found, in a final judgment or decree of a court or governmental or administrative authority of competent jurisdiction not subject to appeal, to have committed an intentional or grossly negligent breach of his or her statutory duties as a member of the Board or an officer of the Company.

Statuten der BeOne Medicines AG / Articles of Association of BeOne Medicines Ltd.	25/43

	[3] Ohne den vorangehenden Absatz 2 dieses Artikels 20 einzuschränken, bevorschusst die Gesellschaft aktuellen oder ehemaligen Mitgliedern des Verwaltungsrates und der (erweiterten) Geschäftsleitung der Gesellschaft Gerichts- und Anwaltskosten. Die Gesellschaft kann jedoch solche Vorschüsse zurückfordern, wenn in Bezug auf eine der genannten Personen in einem rechtskräftigen Urteil oder Entscheid eines Gerichts oder einer Regierungs- oder Verwaltungsbehörde, gegen das/die kein Rechtsmittel oder Beschwerde eingelegt werden kann, eine absichtliche oder grobfahrlässige Verletzung ihrer Pflichten als Mitglied es Verwaltungsrats oder der (erweiterten) Geschäftsleitung der Gesellschaft festgestellt wird.		[3] Without limiting the foregoing paragraph 2 of this Article 20, the Company shall advance court costs and attorneys' fees to the existing and former members of the Board and officers of the Company. The Company may, however, recover such advanced costs if any of said persons is found, in a final judgment or decree of a court or governmental or administrative authority of competent jurisdiction not subject to appeal, to have committed an intentional or grossly negligent breach of his or her statutory duties as a member of the Board or officer of the Company.

	Artikel 21		Article 21

Einberufung, Beschlussfassung, Protokoll	[1] Sofern das vom Verwaltungsrat erlassene Organisationsreglement nichts anderes festlegt, werden Sitzungen des Verwaltungsrates vom Präsidenten oder von der Präsidentin oder, im Falle seiner oder ihrer Verhinderung, von einem anderen Mitglied des Verwaltungsrates einberufen, wenn ein Mitglied es schriftlich oder per E-Mail oder einer anderen Art der elektronischen Übermittlung unter Angabe der Gründe verlangt.	Convening Meetings, Resolutions, Minutes	[1] Unless the organizational regulations adopted by the Board provide otherwise, the Board shall meet at the invitation of its chair or, if he or she is not able to do so, another member of the Board if a member so requests in writing or via email or another form of electronic communication, indicating the reasons therefor.

	[2] Sofern das vom Verwaltungsrat erlassene Organisationsreglement nichts anderes festlegt, ist zur Beschlussfähigkeit des Verwaltungsrates die Anwesenheit der Mehrheit seiner Mitglieder erforderlich. Für Anpassungs- und Feststellungsbeschlüsse im Zusammenhang mit Kapitalveränderungen oder einer Änderung der Währung des Aktienkapitals besteht kein Präsenzquorum.		[2] Unless the organizational regulations adopted by the Board provide otherwise, the Board shall only have a quorum if the majority of the members of the Board then in office is present. There is no presence quorum requirement for resolutions providing for the amendment and ascertainment of capital changes or a change in the currency of the share capital.

Statuten der BeOne Medicines AG / Articles of Association of BeOne Medicines Ltd.	26/43

	[3] Sofern das vom Verwaltungsrat erlassene Organisationsreglement nichts anderes festlegt, fasst der Verwaltungsrat seine Beschlüsse mit der Mehrheit der abgegebenen Stimmen. Bei Stimmengleichheit hat der Vorsitzende den Stichentscheid.		[3] Unless the organizational regulations adopted by the Board provide otherwise, the Board shall adopt its resolutions by a majority of the votes cast. In the case of a tie, the acting chair shall have a casting vote.

	[4] Beschlüsse sämtlicher Mitglieder des Verwaltungsrates können auch auf schriftlichem Weg oder in elektronischer Form gefasst werden (sofern nicht ein Mitglied mündliche Beratung verlangt).		[4] Resolutions of all members of the Board may also be adopted by written consent or electronically (unless a member requests discussion thereof).

	[5] Die Beschlüsse sind in einem Protokoll festzuhalten, das vom Vorsitzenden und dem Protokollführer oder der Protokollführerin der Sitzung zu unterzeichnen ist.		[5] The decisions of the Board shall be recorded in minutes to be signed by the acting chair and the secretary of the meeting.

	Artikel 22		Article 22

Befugnisse des Verwaltungsrates	[1] Der Verwaltungsrat kann in allen Angelegenheiten Beschluss fassen, die nicht nach Gesetz, diesen Statuten oder einem Reglement einem anderen Organ der Gesellschaft übertragen sind.	Powers of the Board	[1] The Board may pass resolutions with respect to all matters that are not delegated to another corporate body of the Company by law, these Articles, or regulations.

	[2] Der Verwaltungsrat hat die unübertragbaren und unentziehbaren Aufgaben, die ihm von Gesetzes wegen vorbehalten sind.		[2] The Board has the non-transferable and inalienable duties reserved to the Board by law.

	[3] Im Übrigen kann der Verwaltungsrat die Geschäftsführung sowie die Vertretung der Gesellschaft im Rahmen dieser Statuten und der gesetzlichen Bestimmungen durch Erlass eines Organisationsreglements oder durch einen Beschluss ganz oder teilweise an einzelne oder mehrere seiner Mitglieder oder an Dritte übertragen.		3 In all other respects, the Board may delegate in whole or in part the management and the representation of the Company within the framework set forth by these Articles and the law to one or several of its members or to third parties by establishing organizational regulations or by adopting a resolution.

	C. Der Vergütungsausschuss		C. The Compensation Committee

	Artikel 23		Article 23

Anzahl Mitglieder	Der Vergütungsausschuss besteht aus mindestens zwei Mitgliedern des Verwaltungsrates.	Number of Members	The Compensation Committee shall consist of no fewer than two members of the Board.

Statuten der BeOne Medicines AG / Articles of Association of BeOne Medicines Ltd.	27/43

	Artikel 24		Article 24

Wahl und Amtsdauer	[1] Die Generalversammlung wählt die Mitglieder des Vergütungsausschusses einzeln für eine Amtsdauer bis zum Abschluss der nächsten ordentlichen Generalversammlung. Mitglieder des Vergütungsausschusses können wiedergewählt werden.	Election and Term of Office	[1] The General Meeting shall elect the members of the Compensation Committee individually for a term of office until the completion of the next Annual General Meeting. Members of the Compensation Committee are eligible for re-election.

	[2] Ist der Vergütungsausschuss nicht vollständig besetzt, kann der Verwaltungsrat bis zum Abschluss der nächsten ordentlichen Generalversammlung aus seiner Mitte Ersatzmitglieder bezeichnen.		[2] If there are vacancies on the Compensation Committee, the Board may appoint substitute members from among its members for a term of office extending until completion of the next Annual General Meeting.

	Artikel 25		Article 25

Organisation des Vergütungsausschusses	[1] Der Verwaltungsrat wählt den Vorsitzenden des Vergütungsausschusses aus seinen Mitgliedern.	Organization of the Compensation Committee	[1] The Board shall elect the chair of the Compensation Committee from among its members.

	[2] Der Verwaltungsrat legt in einem Reglement fest, für welche Positionen des Verwaltungsrates und der Geschäftsleitung der Vergütungsausschuss, gemeinsam mit dem Vorsitzenden des Verwaltungsrates oder alleine, Anträge an den Verwaltungsrat betreffend die Vergütung der Mitglieder des Verwaltungsrates und der Geschäftsleitung unterbreitet und für welche Positionen dieser selbst die Vergütung der Mitglieder des Verwaltungsrates und der Geschäftsleitung in Übereinstimmung mit diesen Statuten und den vom Verwaltungsrat erstellten Vergütungsrichtlinien festlegt.		[2] The Board shall determine in regulations for which positions of the Board and the Executive Management Team the Compensation Committee, together with the chair of the Board or alone, shall submit proposals to the Board in relation to the compensation of the members of the Board and the Executive Management Team, and for which positions it shall itself determine, in accordance with these Articles and the compensation guidelines established by the Board, the compensation of the members of the Board and the Executive Management Team.

	Artikel 26		Article 26

Aufgaben und Zuständigkeiten	[1] Der Vergütungsausschuss unterstützt den Verwaltungsrat bei der Festsetzung und Überprüfung der Vergütungspolitik und -richtlinien sowie bei der Vorbereitung der Anträge zuhanden der Generalversammlung betreffend die Vergütung des Verwaltungsrates, der Geschäftsleitung und anderen Führungspersonen der Gesellschaft. Er kann dem Verwaltungsrat Anträge zu weiteren Vergütungsfragen unterbreiten. Der Vergütungsausschuss ist befugt, alle ihm vom Verwaltungsrat übertragenen Aufgaben zu erfüllen.	Duties and Powers	[1] The Compensation Committee shall support the Board in establishing and reviewing the compensation strategy and guidelines and in preparing the proposals to the General Meeting regarding the compensation of the Board, the Executive Management Team, and other officers of the Company. It may submit proposals to the Board with respect to any other compensation-related matters. The Compensation Committee shall be authorized to carry out all duties delegated to it by the Board.

Statuten der BeOne Medicines AG / Articles of Association of BeOne Medicines Ltd.	28/43

	[2] Der Verwaltungsrat kann dem Vergütungsausschuss weitere Aufgaben zuweisen.		[2] The Board may delegate further tasks to the Compensation Committee.

	D. Die Revisionsstelle und andere Prüfungsgesellschaften		D. The Auditor and Other Auditing Companies

	Artikel 27		Article 27

Revisionsstelle und andere Prüfungsgesellschaften	[1] Die Aktionäre wählen die Revisionsstelle und andere Prüfungsgesellschaften (für Zwecke dieser Bestimmungen zusammen als "Prüfungsgesellschaften" bezeichnet) an der ordentlichen Generalversammlung für eine Amtsdauer eines Geschäftsjahrs. Wenn es die Umstände erfordern, können die Aktionäre die Prüfungsgesellschaften auch an einer anderen Generalversammlung wählen, und zwar jeweils für eine Amtszeit bis zur nächsten ordentlichen Generalversammlung. Die Prüfungsgesellschaften kann wiedergewählt werden. Die Vergütung der Prüfungsgesellschaften wird durch einen Beschluss der Aktionäre an der ordentlichen Generalversammlung festgelegt, an der die Prüfungsgesellschaften gewählt werden, oder an einer anderen Generalversammlung, wobei die Aktionäre in Bezug auf ein bestimmtes Jahr die Befugnis zur Festlegung der Vergütung der Prüfungsgesellschaften durch einen Beschluss an der ordentlichen Generalversammlung oder an einer anderen Generalversammlung an den Verwaltungsrat delegieren können.	Statutory Auditor and Other Auditing Companies	[1] The shareholders shall elect the statutory auditor and other auditing companies (collectively referred to as "auditors" for purposes of this Article 27) of the Company at every Annual General Meeting, who shall serve as such until the next Annual General Meeting. If the circumstances so require, the shareholders may also elect the auditors at another General Meeting, in each case for a term until the next Annual General Meeting. The auditors are eligible for re-election. The remuneration of the auditors shall be determined by a resolution of the shareholders at the General Meeting at which the auditors are appointed or at another General Meeting; provided that in respect of any particular year, the shareholders may, by adopting a resolution at the Annual General Meeting or at another General Meeting, delegate the authority to determine the remuneration of the auditors to the Board.

	[2] Die Abberufung der Revisionsstelle der Gesellschaft vor dem ordentlichen Ablauf ihrer Amtszeit bedarf eines wichtigen Grundes und eines Beschlusses der Aktionäre an einer Generalversammlung. An der Generalversammlung, an der die Abberufung der Revisionsstelle der Gesellschaft beschlossen wird, haben die Aktionäre für die verbleibende Amtszeit der bisherigen Revisionsstelle der Gesellschaft eine neue Revisionsstelle der Gesellschaft zu wählen. Der Verwaltungsrat ist zudem berechtigt, andere Prüfungsgesellschaften für die Dauer bis zu deren Wahl anlässlich der ordentlichen Generalversammlung zu ernennen, um eine etwaige Vakanz zu füllen.		[2] The removal of the statutory auditor of the Company prior to the expiration of the term of office shall require cause and a resolution of the shareholders at a General Meeting. At the General Meeting resolving on the removal of the statutory auditor of the Company, shareholders shall also elect a new statutory auditor of the Company for the remainder of the term of office of the previous statutory auditor of the Company. The Board of Directors is also authorized to appoint other auditors to fill a casual vacancy for the period until their election at the Annual General Meeting.

Statuten der BeOne Medicines AG / Articles of Association of BeOne Medicines Ltd.	29/43

	[3] Der Verwaltungsrat kann die Prüfungsgesellschaften jederzeit beauftragen, besondere Untersuchungen, insbesondere Zwischenprüfungen, durchzuführen und einen Bericht über die Ergebnisse zu erstellen.		[3] The Board may mandate the auditors at any time to perform special investigations, in particular interim audits, and to prepare a report on its findings.

	Abschnitt 4		Section 4

	Vergütungen der Mitglieder des Verwaltungsrates und der Geschäftsleitung		Compensation of the Members of the Board and the Executive Management Team

	Artikel 28		Article 28

Genehmigung der Vergütung durch die Generalversammlung	[1] Die Generalversammlung genehmigt die Anträge des Verwaltungsrates in Bezug auf die Gesamtbeträge:	Ratification of the Compensation by the General Meeting	[1] The General Meeting shall ratify the proposals of the Board in relation to the aggregate amounts of:

	(a) für die maximale gesamte Vergütung des Verwaltungsrates für die Dauer bis zur nächsten ordentlichen Generalversammlung;		(a) the maximum aggregate compensation of the Board until the completion of the next Annual General Meeting;

	(b) für die maximale gesamte Vergütung der Geschäftsleitung für das Geschäftsjahr, das nach der ordentlichen Generalversammlung, an der um Genehmigung ersucht wird, beginnt; und		(b) the maximum aggregate compensation of the Executive Management Team for the financial year commencing after the Annual General Meeting at which ratification is sought; and

	(c) gegebenenfalls weitere Vergütungsperioden für bestimmte Vergütungselemente.		(c) additional compensation periods for specific compensation elements, if applicable.

	[2] Der Verwaltungsrat kann der Generalversammlung abweichende oder zusätzliche Anträge in Bezug auf die gleichen oder andere Zeitperioden zur Genehmigung vorlegen.		[2] The Board may submit for approval by the General Meeting deviating or additional proposals relating to the same or different periods.

	[3] Genehmigt die Generalversammlung einen Antrag des Verwaltungsrates nicht, setzt der Verwaltungsrat unter Berücksichtigung aller relevanten Umstände den entsprechenden (maximalen) Gesamtbetrag oder mehrere (maximale) Teilbeträge fest und unterbreitet den oder die so festgesetzten Beträge der Generalversammlung zur Genehmigung.		3 If the General Meeting does not ratify a proposal of the Board, the Board shall determine, taking into account all relevant factors, the respective (maximum) aggregate amount or (maximum) partial amounts, and submit the amount(s) so determined for ratification by the General Meeting.

	[4] Die Gesellschaft oder von ihr kontrollierte Gesellschaften können Vergütungen vor der Genehmigung durch die Generalversammlung zahlen oder ausrichten, unter Vorbehalt der nachträglichen Genehmigung.		[4] The Company or companies controlled by it may pay or grant compensation prior to the ratification by the General Meeting subject to subsequent ratification.

Statuten der BeOne Medicines AG / Articles of Association of BeOne Medicines Ltd.	30/43

	[5] Werden variable Vergütungen prospektiv genehmigt, legt der Verwaltungsrat der Generalversammlung den Vergütungsbericht zur Konsultativabstimmung vor.		5 If variable compensation is ratified prospectively, the Board shall submit the compensation report to the General Meeting for an advisory vote.

	Artikel 29		Article 29

Zusatzbetrag für Veränderungen in der Geschäftsleitung	Reicht der bereits von der Generalversammlung genehmigte maximale Gesamtbetrag der Vergütung nicht aus für die Vergütung einer oder mehrerer Personen, die nach dem Zeitpunkt der Genehmigung der Vergütung der Geschäftsleitung für die massgebende Vergütungsperiode durch die Generalversammlung Mitglieder der Geschäftsleitung werden, sind die Gesellschaft oder von ihr kontrollierte Unternehmen ermächtigt, diesem oder diesen neuen Mitglied(ern) während der bereits genehmigten Vergütungsperiode(n) einen Zusatzbetrag auszurichten. Der Zusatzbetrag darf je Vergütungsperiode insgesamt 100 % des zuletzt genehmigten Gesamtbetrages der maximalen Vergütung der Geschäftsleitung nicht übersteigen.	Supplementary Amount for Changes to the Executive Management Team	If the maximum aggregate amount of compensation already ratified by the General Meeting is not sufficient to also cover the compensation of one or more persons who become members of the Executive Management Team after the General Meeting has ratified the compensation of the Executive Management Team for the relevant period, then the Company or companies controlled by it shall be authorized to pay such new member(s) a supplementary amount during the compensation period(s) already ratified. The supplementary amount per compensation period shall in total not exceed 100% of the respective aggregate amount of (maximum) compensation of the Executive Management Team last approved.

	Artikel 30		Article 30

Vergütungen der Mitglieder des Verwaltungsrates und der Geschäftsleitung	[1] Die Vergütung der Mitglieder des Verwaltungsrates umfasst Vergütungselemente in Geld und/oder eigenkapitalbezogene Elemente, und kann weitere Vergütungselemente umfassen. Die Gesamtvergütung berücksichtigt Position und Grad der Verantwortung des jeweiligen Empfängers.	Compensation of the Members of the Board and the Executive Management Team	[1] The compensation of the members of the Board consists of cash and/or equity compensation elements, and may comprise other compensation elements. Total compensation shall take into account the position and level of responsibility of the respective recipient.

	[2] Die Vergütung der exekutiven Mitglieder des Verwaltungsrates und der Mitglieder der Geschäftsleitung umfasst fixe und variable Vergütungselemente, welche vom Verwaltungsrat oder dem Vergütungsausschuss (je nach Sachlage) festgelegt werden. Die fixe Vergütung umfasst das Grundgehalt und kann weitere Vergütungselemente und Leistungen umfassen. Die variable Vergütung trägt der Position und dem Verantwortungsgrad des jeweiligen Empfängers und/oder dem Erreichen bestimmter Leistungsziele Rechnung.		[2] The compensation of the executive members of the Board and the members of the Executive Management Team shall include fixed and variable compensation elements, as further determined by the Board or the Compensation Committee (as appropriate). Fixed compensation comprises the base salary and may comprise other compensation elements. Variable compensation shall take into account the position and level of responsibility of the respective recipient and/or the achievement of specific performance targets.

Statuten der BeOne Medicines AG / Articles of Association of BeOne Medicines Ltd.	31/43

[3] Die kurzfristigen variablen Vergütungselemente orientieren sich an Leistungswerten, die sich an vom Verwaltungsrat oder, soweit an ihn delegiert, vom Vergütungsausschuss festgelegten Massnahmen, einschliesslich, ohne Einschränkung, des Geschäftsergebnisses der Gesellschaft, der Gruppe und/oder Teilen davon, an im Vergleich zum Markt, zu anderen Unternehmen oder zu vergleichbaren Richtgrössen berechneten Zielen und/oder an individuellen Zielen ausrichten und deren Erreichung sich in der Regel während eines einjährigen Zeitraums bemisst, sofern der Verwaltungsrat oder, soweit an ihn delegiert, der Vergütungsausschuss dies nicht anders bestimmt. Soweit der Verwaltungsrat oder, soweit an ihn delegiert, der Vergütungsausschuss nicht anders bestimmt, wird der jährliche Zielbetrag der kurzfristigen variablen Vergütungselemente als ein Vielfaches des Grundgehalts festgelegt; je nach erreichten Leistungszielen kann die Vergütung ein Mehrfaches des Zielbetrags betragen.	[3] Short-term variable compensation elements shall be governed by performance metrics that take into account measures determined by the Board, or to the extent delegated to it, the Compensation Committee, including, without limitation, the performance of the Company, the group and/or parts thereof, targets in relation to the market, other companies or comparable benchmarks and/or individual targets, and the achievement of which is generally measured, unless otherwise determined by the Board or, to the extent delegated to it, the Compensation Committee, during a one-year period. Unless otherwise determined by the Board or to the extent delegated to it, the Compensation Committee, the annual target amount of the short-term variable compensation elements shall be fixed as a multiple of the base salary; depending on achieved performance, the compensation may amount to a multiple of the target amount.

[4] Die langfristigen variablen Vergütungselemente orientieren sich unter anderem an Leistungswerten, die sich an den strategischen und/oder finanziellen Zielen der Gesellschaft, der Gruppe und/oder Teilen davon, an im Vergleich zum Markt, zu anderen Unternehmen oder zu vergleichbaren Richtgrössen berechneten Zielen und/oder der Entwicklung des Aktienkurses der Gesellschaft ausrichten und deren Erreichung sich in der Regel, sofern nicht durch den Verwaltungsrat oder, soweit an ihn delegiert, den Vergütungsausschuss abweichend festgelegt, während eines mehrjährigen Zeitraums bemisst, sowie an Elementen zwecks Mitarbeiterbindung, welche durch den Verwaltungsrat oder, soweit an ihn delegiert, den Vergütungsausschuss bestimmt werden. Soweit der Verwaltungsrat oder, soweit an ihn delegiert, der Vergütungsausschuss nicht anders bestimmt, wird der jährliche Zielbetrag der langfristigen Vergütungselemente unter Anwendung eines globalen Referenzstandards festgelegt; je nach erreichten Leistungszielen kann die Vergütung ein Mehrfaches des Zielbetrags betragen.	[4] Long-term variable compensation elements shall be governed by, among other things, performance metrics that take into account strategic and/or financial objectives of the Company, the group and/or parts thereof, targets in relation to the market, other companies or comparable benchmarks and/or the Company’s share price development, achievement of which is generally measured, unless otherwise determined by the Board or, to the extent delegated to it, the Compensation Committee, during a perennial period, as well as retention elements, in each case as determined by the Board, or to the extent delegated to it, the Compensation Committee. Unless otherwise determined by the Board, or to the extent delegated to it, the Compensation Committee, the annual target amount of the long-term variable compensation elements shall be fixed by a global reference standard; depending on achieved performance, the compensation may amount to a multiplier of the target amount.

Statuten der BeOne Medicines AG / Articles of Association of BeOne Medicines Ltd.	32/43

[5] Der Verwaltungsrat oder, soweit an ihn delegiert, der Vergütungsausschuss legt die massgebenden Leistungswerte, Leistungsziele und Zielbeträge der kurz- und langfristigen variablen Vergütungselemente sowie deren Erreichung fest.	[5] The Board or, to the extent delegated to it, the Compensation Committee shall determine the relevant performance metrics, performance targets, and target amounts of the short- and long-term variable compensation elements, as well as their achievement.

[6] Die Vergütung kann in der Form von Geld, Aktien oder anderer Form ausgerichtet werden; die Vergütung an exekutive Mitglieder des Verwaltungsrates und Mitglieder der Geschäftsleitung kann zudem in der Form von vergleichbaren Instrumenten oder Einheiten gewährt werden. Der Verwaltungsrat oder, soweit an ihn delegiert, der Vergütungsausschuss legt die Bedingungen und Fristen für Zuteilung, Vesting, Ausübung, Beschränkung und Verfall fest. Sie können insbesondere vorsehen, dass aufgrund des Eintritts im Voraus bestimmter Ereignisse wie eines Kontrollwechsels oder der Beendigung eines Arbeits- oder Mandatsverhältnisses die Bedingungen und Fristen für Vesting, Ausübung, Beschränkung und Verfall weiter gelten, verkürzt oder aufgehoben werden, Vergütungen unter Annahme der Erreichung der Zielwerte ausgerichtet werden oder Vergütungen verfallen. Die Gesellschaft kann die erforderlichen Aktien oder andere Beteiligungspapiere auf dem Markt erwerben oder unter Nutzung von bereits vorhandenen eigenen Aktien, ihres Kapitalbands oder bedingten Kapitals bereitstellen.	[6] Compensation may be paid in the form of cash, Shares, or other types of benefits; for the executive members of the Board and the members of the Executive Management Team, compensation may in addition be granted in the form of comparable instruments or units. The Board or, to the extent delegated to it, the Compensation Committee, shall determine grant, vesting, exercise, restriction, or forfeiture conditions and periods. In particular, they may provide for continuation, acceleration, or removal of vesting, exercise, restriction and forfeiture conditions and periods, for payment or grant of compensation based upon assumed target achievement, or for forfeiture, in each case in the event of pre-determined events such as a change-of-control or termination of an employment or mandate agreement. The Company may procure the required Shares or other securities through purchases in the market or by using available shares held in treasury, its capital band or its conditional share capital.

[7] Die Vergütung kann durch die Gesellschaft oder durch von ihr kontrollierte Gesellschaften ausgerichtet werden.	[7] Compensation may be paid by the Company or companies controlled by it.

Abschnitt 5	Section 5

Verträge mit Mitgliedern des Verwaltungsrates und der Geschäftsleitung	Agreements with Members of the Board and the Executive Management Team

Statuten der BeOne Medicines AG / Articles of Association of BeOne Medicines Ltd.	33/43

	Artikel 31		Article 31

Verträge mit Mitgliedern des Verwaltungsrates und der Geschäftsleitung	[1] Die Gesellschaft oder von ihr kontrollierte Gesellschaften können mit Mitgliedern des Verwaltungsrates befristete oder unbefristete Verträge über die Vergütung abschliessen. Die Dauer und Beendigung richten sich nach Amtsdauer und Gesetz.	Agreements with Members of the Board and the Executive Management Team	[1] The Company or companies controlled by it may enter into agreements for a fixed term or for an indefinite term with members of the Board relating to their compensation. Duration and termination shall comply with the term of office and the law.

	[2] Befristete Arbeitsverträge mit Mitgliedern der Geschäftsleitung weisen eine maximale Dauer von einem Jahr auf; eine Verlängerung ist möglich. Unbefristete Arbeitsverträge haben eine Kündigungsfrist von maximal 12 Monaten.		[2] Employment agreements for a fixed term with members of the Executive Management Team may have a maximum term of one year; renewal is possible. Employment agreements for an indefinite term may have a termination notice period of a maximum of 12 months.

	Abschnitt 6		Section 6

	Mandate ausserhalb des Konzerns		Mandates Outside of the Group

	Artikel 32		Article 32

Mandate ausserhalb des Konzerns	[1] Kein Mitglied des Verwaltungsrates kann mehr als zehn zusätzliche Mandate wahrnehmen, wovon nicht mehr als vier in börsenkotierten Unternehmen sein dürfen, soweit die Corporate Governance Richtlinien der Gesellschaft keine geringere Anzahl vorsehen. Vorbehaltlich der in diesem Artikel 32 festgelegten Schranken kann der Verwaltungsrat weitere Einzelheiten bezüglich der Anzahl der von den Mitgliedern des Verwaltungsrates gehaltenen Mandate in einem Reglement, einschliesslich der Corporate Governance Richtlinien der Gesellschaft, festlegen.	Mandates Outside of the Group	1 No member of the Board may hold more than 10 additional Mandates, of which no more than 4 may be in listed companies, or such lower number as may be provided in the Company’s Corporate Governance Guidelines. Subject to the limitations set forth in this Article 32, the Board may stipulate further details as regards the number of Mandates held by members of the Board in regulations, including in the Company’s Corporate Governance Guidelines.

	[2] Kein Mitglied der Geschäftsleitung kann mehr als fünf zusätzliche Mandate wahrnehmen, wovon nicht mehr als eines in einem börsenkotierten Unternehmen sein darf. Jedes dieser Mandate bedarf der Genehmigung durch den Verwaltungsrat.		[2] No member of the Executive Management Team may hold more than 5 additional Mandates, of which no more than 1 may be in a listed company. Each of these Mandates is subject to the approval by the Board.

	[3] Die folgenden Mandate fallen nicht unter die Beschränkungen gemäss Absatz 1 und 2 dieses Artikels 32:		[3] The following Mandates shall not be subject to the limitations set forth in paragraphs 1 and 2 of this Article 32:

	(a) Mandate in Unternehmen, die durch die Gesellschaft kontrolliert werden oder die Gesellschaft kontrollieren;		(a) Mandates in companies that are controlled by the Company or that control the Company;

	(b) Mandate, die auf Anordnung der Gesellschaft oder von ihr kontrollierten Gesellschaften wahrgenommen werden. Kein Mitglied des Verwaltungsrates oder der Geschäftsleitung kann mehr als zehn solche Mandate wahrnehmen; und		(b) Mandates held at the request of the Company or companies controlled by it. No member of the Board or of the Executive Management Team shall hold more than 10 such mandates; and

Statuten der BeOne Medicines AG / Articles of Association of BeOne Medicines Ltd.	34/43

	(c) Mandate in Vereinen, Verbänden, Stiftungen, Trusts, Personalfürsorgestiftungen, Bildungseinrichtungen und ähnlichen Organisationen.		(c) Mandates in associations, professional or trade associations, foundations, trusts, employee welfare foundations, educational institutions, and similar organizations.

	[4] Jedes Mitglied des Verwaltungsrates und jedes Mitglied der Geschäftsleitung darf die in diesem Artikels 32 Abs. 1 festgelegten Schranken um maximal zwei Mandate pro Kategorie überschreiten, solange eine solche Überschreitung jeweils nicht länger als sechs Monate dauert		[4] Each member of the Board and each member of the Executive Management Team shall be permitted to exceed the limitations set forth in this Article 32 para. 1 by a maximum of 2 Mandates per Category, in each case during a maximum period of 6 months.

	[5] Als Mandate gelten Mandate in vergleichbaren Funktionen bei anderen Unternehmen mit gewinnorientiertem wirtschaftlichem Zweck. Mandate in verschiedenen Rechtseinheiten, die unter einheitlicher Kontrolle oder gleicher wirtschaftlicher Berechtigung stehen, gelten als ein Mandat. Der Begriff "Kategorie" bezieht sich auf die Mitgliedschaft in einem Verwaltungsrat, einer Geschäftsleitung oder einem Beirat (bzw. das Äquivalent nach ausländischem Recht).		[5] Mandates shall mean mandates in comparable functions at other enterprises with a for-profit economic purpose. Mandates in different legal entities that are under joint control or same beneficial ownership are deemed one mandate. The term Category refers to membership of a board of directors, executive management team or advisory board (or the equivalent under foreign law).

	Abschnitt 7		Section 7

	Geschäftsjahr, Gewinnverteilung		Financial Year, Profit Allocation

	Artikel 33		Article 33

Geschäftsjahr	Das Geschäftsjahr der Gesellschaft wird vom Verwaltungsrat festgesetzt.	Financial Year	The Company's financial year shall be determined by the Board.

	Artikel 34		Article 34

Verteilung des Bilanzgewinns, Reserven	[1] Über die Verwendung des Bilanzgewinns und des übrigen Teils des frei verwendbaren Eigenkapitals verfügt die Generalversammlung im Rahmen der gesetzlichen Vorschriften. Der Verwaltungsrat unterbreitet der Generalversammlung seine Anträge.	Allocation of Profit Shown on the Balance Sheet, Reserves	[1] The General Meeting shall resolve on the appropriation of the balance sheet profit and the other part of the freely distributable equity in accordance with applicable law. The Board shall submit its proposals to the General Meeting.

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	[2] Neben den gesetzlich vorgegebenen Reserven kann die Generalversammlung im Rahmen der gesetzlichen Vorgaben weitere Reserven schaffen.		[2] In addition to the reserves required by law, and subject to applicable law, the General Meeting may create other reserves.

	[3] Dividenden, welche nicht innerhalb von fünf Jahren nach Fälligkeit bezogen wurden, fallen an die Gesellschaft und werden der gesetzlichen Gewinnreserve zugeteilt.		[3] Dividends that have not been collected within 5 years after their payment date shall inure to the Company and be allocated to the statutory profit reserves.

	Abschnitt 8		Section 8

	Auflösung, Liquidation		Dissolution, Liquidation

	Artikel 35		Article 35

Auflösung, Liquidation	[1] Die Liquidation der Gesellschaft erfolgt nach Massgabe der gesetzlichen Vorschriften. Die Liquidatoren sind ermächtigt, Aktiven (Grundstücke eingeschlossen) freihändig zu verkaufen.	Dissolution, Liquidation	[1] The liquidation of the Company shall be effected pursuant to applicable law. The liquidators shall be entitled to sell assets (real estate included) in private transactions.

	[2] Nach erfolgter Tilgung der Schulden der Gesellschaft wird das Vermögen unter die Aktionäre nach Massgabe der eingezahlten Beträge verteilt.		[2] Upon discharge of all liabilities of the Company, the assets shall be distributed to the shareholders in proportion to the capital paid-in.

	Abschnitt 9		Section 9

	Mitteilungen, Publikationsorgan		Notices, Means of Publication

	Artikel 36		Article 36

Mitteilungen, Bekanntmachungen	[1] Publikationsorgan der Gesellschaft ist das Schweizerische Handelsamtsblatt. Der Verwaltungsrat kann im Einzelfall weitere Publikationsorgane bezeichnen.	Notices, Communications	[1] The official means of publication of the Company shall be the Swiss Official Gazette of Commerce. In particular cases, the Board may specify other means of publication.

	[2] Soweit eine individuelle Mitteilung nicht durch Gesetz, die Massgeblichen Börsenregeln oder diese Statuten vorgeschrieben ist, gelten alle Mitteilungen an die Aktionäre als gültig, wenn sie im Schweizerischen Handelsamtsblatt veröffentlicht werden. Einladungen zu Generalversammlungen können auch ausschliesslich durch die Veröffentlichung eines bei der SEC eingereichten Proxy Statements (oder Änderungen oder Ergänzungen dazu) erfolgen.		2 To the extent that individual notification is not required by law, Designated Stock Exchange Rules or these Articles, all communications to the shareholders shall be deemed valid if published in the Swiss Official Gazette of Commerce. Invitations to General Meetings of Shareholders may be made solely by way of a publication of a proxy statement (or amendments or supplements thereto) filed with the SEC.

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	[3] Mitteilungen der Gesellschaft an die Aktionäre erfolgen per Post, auf elektronischem Weg oder in einer anderen Form, die den Nachweis durch Text ermöglicht, an die im Aktienbuch zuletzt eingetragenen Kontaktdaten des Aktionärs bzw. Zustellungsbevollmächtigten. Finanzinstitute, die Aktien für wirtschaftlich Berechtigte halten und in dieser Eigenschaft im Aktienbuch eingetragen sind, gelten als Zustellungsbevollmächtigte.		[3] Communications by the Company to its shareholders shall be sent by ordinary mail, by electronic means or in another form that shows textual evidence of the last address of the shareholder or authorized recipient recorded in the share register. Financial institutions holding Shares for beneficial owners and recorded in such capacity in the share register shall be deemed to be authorized recipients.

	Abschnitt 10 Gerichtsstand		Section 10 Jurisdiction

	Artikel 37		Article 37

Gerichtsstand	[1] Ausschliesslicher Gerichtsstand für alle Streitigkeiten, die sich aus dem Gesellschaftsverhältnis ergeben, daraus resultieren oder damit zusammenhängen, ist der Sitz der Gesellschaft.	Jurisdiction	[1] The exclusive place of jurisdiction for any disputes arising under, out of or in connection with, or related to the corporate relationship shall be at the Company's place of incorporation.

	[2] Sofern die Gesellschaft nicht schriftlich der Wahl eines anderen Gerichtsstands zustimmt, sind die Bundesbezirksgerichte (federal district courts) der Vereinigten Staaten von Amerika der einzige und ausschliessliche Gerichtsstand für die Beilegung von Klagen, die sich aus dem Securities Act ergeben. Jede Person, die Aktien, ADS oder andere Arten von Effekten der Gesellschaft kauft oder anderweitig erwirbt, ist an die Bestimmung von Artikels 37 Abs. 2 dieser Statuten gebunden. .		[2] Unless the Company consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall be the sole and exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act. Any Person purchasing or otherwise acquiring any Share, ADS or other types of securities of the Company shall be bound by the provision of Article 37 para. 2 of these Articles.

	Abschnitt 11 Verbindliche Fassung		Section 11 Authoritative Language

	Artikel 38		Article 38

Verbindliche Fassung	Falls sich zwischen der deutschen Fassung und der englischen Fassung dieser Statuten Differenzen ergeben, hat die deutsche Fassung Vorrang.	Authoritative Language	In the event of discrepancies between the German version and the English version of these Articles, the German version shall prevail.

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	Abschnitt 12		Section 12

	Definitionen		Definitions

	Artikel 39		Article 39

Access Notice	Der Begriff Access Notice bezeichnet die folgenden Informationen und Dokumente, die sich auf den Access Shareholder beziehen und von ihm oder ihr unterzeichnet wurden: (a) Schedule 14N (oder das Nachfolgeformular) in Bezug auf den Kandidaten, das vom Access Shareholder gemäss SEC-Vorschriften ausgefüllt und bei der SEC eingereicht wurde; (b) eine schriftliche Mitteilung über die Nominierung dieses Kandidaten, welche die folgenden zusätzlichen Informationen, Vereinbarungen, Zusicherungen und Garantien des Access Shareholders (einschliesslich jedes Mitglieds der Gruppe) enthält: (i) die Nominierende Person Information; (ii) die Einzelheiten jeder Beziehung, die innerhalb der letzten drei Jahre bestanden hat und die gemäss Item 6(e) von Schedule 14N (oder eines Nachfolgepunktes) beschrieben worden wäre, wenn sie zum Zeitpunkt der Einreichung von Schedule 14N bestanden hätte; (iii) eine Zusicherung und Garantie, dass der Access Shareholder die in Artikel 16 Abs. 3 dieser Statuten dargelegten Zulassungsvoraussetzungen erfüllt und den Nachweis der Rechtsinhaberschaft im von Art. 16 Abs. 3 dieser Statuten geforderten Umfang; (iv) Angaben zu jeder Position des Kandidaten als Führungsperson oder Verwaltungsrat eines Wettbewerbers der Gesellschaft (d. h. eines Unternehmens, das Produkte herstellt oder Dienstleistungen erbringt, die mit den wichtigsten von der Gesellschaft oder mit ihr verbundenen Unternehmen hergestellten Produkten oder erbrachten Dienstleistungen konkurrieren oder Alternativen dazu darstellen) innerhalb der letzten drei Jahre vor Einreichung der Access Notice; (v) eine Zusicherung und Garantie, dass der Access Shareholder keine andere Proxy Card als diejenige der Gesellschaft verwenden wird, um Aktionäre im Zusammenhang mit der Wahl eines Kandidaten an einer Generalversammlung um die Abgabe von Stimmrechtsvollmachten aufzufordern; (vi) falls gewünscht, eine Erklärung zur Aufnahme in das Proxy Statement, den Stimmzettel oder das Vollmachtsformular zur Unterstützung der Wahl des Kandidaten in den Verwaltungsrat, vorausgesetzt, dass eine solche Erklärung angemessen konzise ist und Section 14 des Exchange Act und den dazugehörigen Regeln und Vorschriften, einschliesslich Rule 14a-9, vollständig entspricht; und (vii) jede andere Information (einschliesslich der Information nach dem Fragebogen für Verwaltungsräte der Gesellschaft), welche die Gesellschaft vernünftigerweise verlangt, bis spätestens fünf Geschäftstage (gemäss den U.S.-Wertpapiergesetzen) nach der Aufforderung durch die Gesellschaft.	Access Notice	The term Access Notice means the following information and documents with respect to and executed by the Access Shareholder: (a) Schedule 14N (or any successor form) relating to the nominee, completed and filed with the SEC by the Access Shareholder in accordance with SEC rules; (b) a written notice of the nomination of such nominee that includes the following additional information, agreements, representations and warranties by the Access Shareholder (including each group member): (i) the Nominating Person Information; (ii) the details of any relationship that existed within the past three years and that would have been described pursuant to Item 6(e) of Schedule 14N (or any successor item) if it existed on the date of submission of the Schedule 14N; (iii) a representation and warranty that the Access Shareholder satisfies the eligibility requirements set forth in Article 16 para. 3 of these Articles and has provided evidence of ownership to the extent required by Article 16 para. 3 of these Articles; (iv) details of any position of the nominee as an officer or member of the board of directors of any competitor of the Company (i.e., any entity that produces products or provides services that compete with or are alternatives to the principal products produced or services provided by the Company or its affiliates), within the three years preceding the submission of the Access Notice; (v) a representation and warranty that the Access Shareholder will not use any proxy card other than the Company’s proxy card in soliciting shareholders in connection with the election of a nominee at an General Meeting; (vi) if desired, a statement for inclusion in the proxy statement, ballot or form or proxy in support of the nominee’s election to the Board, provided that such statement shall be reasonably concise and shall fully comply with Section 14 of the Exchange Act and the rules and regulations thereunder, including Rule 14a-9; and (vii) such other information, including the information required pursuant to the Company’s director questionnaire, as it may reasonably request and no later than five business days (according to U.S. securities laws) after the Company’s request.

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Access Shareholder	Der Begriff Access Shareholder bezeichnet einen Eligible Holder, der alle anwendbaren Bedingungen erfüllt und alle anwendbaren Verfahren gemäss Artikel 16 dieser Statuten eingehalten hat, wie vom Verwaltungsrat in guten Treuen festgestellt.	Access Shareholder	The term Access Shareholder means an Eligible Holder that has satisfied, as determined by the Board, acting in good faith, all applicable conditions and complied with all applicable procedures set forth in Article 16 of these Articles.

ADS	Der Begriff ADS(s) bezeichnet (eine) American Depositary Share(s), welche die Aktien repräsentiert.	ADS	The term ADS(s) means (an) American Depositary Share(s) representing the Shares.

Aktie(n)	Der Begriff Aktie(n) hat die in Artikel 4 dieser Statuten aufgeführte Bedeutung.	Share(s)	The term Share(s) has the meaning assigned to it in Article 4 of these Articles.

Beantragende Person	Der Begriff Beantragende Person bezeichnet einen oder mehrere im Aktienbuch eingetragene Aktionäre, die eine Aktionärsseitig Beantragte Ausserordentliche Generalversammlung verlangen.	Requesting Person	The term Requesting Person means the shareholder(s) of record making a request for a Shareholder Requested Extraordinary General Meeting.

Beantragende Person Information	Der Begriff Beantragende Person Information bezeichnet die Traktandierende Person Information und die Traktandum-Information (ausgenommen, dass der Begriff Beantragende Person durch den Begriff Traktandierende Person und der Begriff Aktionärsseitig Beantragte Ausserordentliche Generalversammlung durch den Begriff Generalversammlung ersetzt wird).	Requesting Person Information	The term Requesting Person Information means the Proposing Person Information and the Proposal Information (except that the term Requesting Person shall be substituted for the term Proposing Person and the term Shareholder Requested Extraordinary General Meeting shall be substituted for the term General Meeting).

Begünstigte	Der Begriff Begünstigte hat die in Artikel 4a Abs. 1 dieser Statuten aufgeführte Bedeutung.	Beneficiaries	The term Beneficiaries has the meaning assigned to in Article 4a para. 1 of these Articles.

Desinteressierter Aktionär	Der Begriff Desinteressierter Aktionär hat die in Artikel 15 Abs. 3 dieser Statuten aufgeführte Bedeutung.	Disinterested Shareholder	The term Disinterested Shareholder has the meaning assigned to it Article 15 para. 3 of these Articles of Association.

Eligible Holder	Der Begriff Eligible Holder bezeichnet eine Person, die zum Zeitpunkt der relevanten Handlung ein im Aktienbuch eingetragener Aktionär ist.	Eligible Holder	The term Eligible Holder means a Person who is a record holder of Shares at the time of the relevant action.

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Erforderlicher Anteil	Der Begriff Erforderlicher Anteil hat die in Art. 9 Abs. 3 dieser Statuten aufgeführte Bedeutung.	Requisite Percentage	The term Requisite Percentage has the meaning assigned to it in Article 9 para. 3 of these Articles.

Exchange Act	Der Begriff Exchange Act bezeichnet den Securities Exchange Act von 1934 in seiner jeweils gültigen Fassung und alle gestützt darauf erlassenen Vorschriften und Regelungen.	Exchange Act	The term Exchange Act means the Securities Exchange Act of 1934, as amended, and any rules or regulations promulgated thereunder.

Finanzinstrumente	Der Begriff Finanzinstrumente hat die in Artikel 4c Abs. 1 dieser Statuten aufgeführte Bedeutung.	Financial Instruments	The term Financial Instruments has the meaning assigned to it in Article 4c para. 1 of these Articles.

Geschäftsleitung	Der Begriff Geschäftsleitung bezeichnet die Verwaltungsräte, Ausschüsse oder Personen, an die der Verwaltungsrat die Geschäftsleitung in Übereinstimmung mit dem Organisationsreglement der Gesellschaft und/oder den diesbezüglichen Beschlüssen des Verwaltungsrates delegiert.	Executive Management Team	The term Executive Management Team means the directors, committees or other persons to whom the Board delegates executive management in accordance with the Company's organizational regulations and/or resolutions adopted by the Board thereunder.

Gesellschaft	Der Begriff Gesellschaft hat die in Artikel 1 dieser Statuten aufgeführte Bedeutung.	Company	The term Company has the meaning assigned to it in Article 1 of these Articles.

Hongkong Kotierungsregeln	Der Begriff Hongkonger Kotierungsregeln bezeichnet die Regeln für die Kotierung von Effekten an der Börse von Hongkong in der jeweils gültigen Fassung.	Hong Kong Listing Rules	The term Hong Kong Listing Rules means the Rules Governing the Listing of Securities on The Stock Exchange of Hong Kong Limited, as in effect from time to time.

HKEx	Der Begriff HKEx bedeutet The Stock Exchange of Hong Kong Limited.	HKEx	The term HKEx means The Stock Exchange of Hong Kong Limited.

Interessierter Aktionär	Der Begriff Interessierter Aktionär hat die in Artikel 15 Abs. 3 dieser Statuten aufgeführte Bedeutung.	Interested Shareholder	The term Interested Shareholder has the meaning assigned to it Article 15 para. 3 of these Articles.

Kandidat der Gesellschaft	Der Begriff Kandidat der Gesellschaft bezeichnet eine oder mehrere vom Verwaltungsrat oder auf dessen Anweisung hin oder von einem ordnungsgemäss ernannten Ausschuss ernannte Person oder Personen.	Company Nominee	The term Company Nominee means any person(s) nominated by or at the direction of the Board or a duly appointed committee thereof.

Kotierungsregeln	Der Begriff Kotierungsregeln bezeichnet die Regeln für die Kotierung von Effekten an den Massgeblichen Börsen.	Listing Rules	The term Listing Rules means the rules governing the listing of securities on the Designated Stock Exchanges.

Mandat	Der Begriff Mandat hat die in Artikel 32 Abs. 4 dieser Statuten aufgeführte Bedeutung.	Mandate	The term Mandate has the meaning assigned to it in Article 32 para. 4 of these Articles.

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Massgebliche Börsen	Der Begriff Massgebliche Börsen bezeichnet die Nasdaq Stock Market LLC in den Vereinigten Staaten von Amerika, solange die Aktien oder ADSs dort kotiert sind, die Stock Exchange of Hong Kong Limited, solange die Aktien der Gesellschaft dort kotiert sind, die Shanghai Stock Exchange, solange die Aktien der Gesellschaft dort kotiert sind, und jede andere Börse, an der die Aktien oder ADSs der Gesellschaft jeweils zum Handel zugelassen sind.	Designated Stock Exchanges	The term Designated Stock Exchanges means the Nasdaq Stock Market LLC in the United States of America for so long as the Shares or ADSs are listed there, the Stock Exchange of Hong Kong Limited for so long as the Company’s Shares are listed there, the Shanghai Stock Exchange for so long as the Company’s Shares are listed there, and any other stock exchange on which the Company’s Shares or ADSs are listed for trading from time to time.

Massgebliche Börsenregeln	Der Begriff Massgebliche Börsenregeln bezeichnet das einschlägigen Regelbuch und die einschlägigen Regularien und Vorschriften in ihrer jeweils gültigen Fassung, die aufgrund der ursprünglichen und fortgesetzten Kotierung von Aktien oder ADSs an den Massgeblichen Börsen gelten.	Designated Stock Exchange Rules	The term Designated Stock Exchange Rules means the relevant code, rules, and regulations, as amended from time to time, applicable as a result of the original and continued listing of any Shares or ADSs on the Designated Stock Exchanges.

Nominierende Person	Der Begriff Nominierende Person bezeichnet eine oder mehrere im Aktienbuch eingetragene Aktionär(e), die Mitteilung von einer an einer Generalversammlung zu beantragenden Nominierung macht/machen.	Nominating Person	The term Nominating Person means the shareholder(s) of record providing notice of a nomination proposed to be made at a General Meeting.

Nominierende Person Information	Der Begriff Nominierenden Person Information bedeutet (a) eine schriftliche Erklärung darüber, ob die Nominierende Person beabsichtigt oder Teil einer Gruppe ist, die beabsichtigt, gemäss Rule 14a-19 des Exchange Act zur Abgabe von Stimmrechtsvollmachten zur Unterstützung anderer als durch die Gesellschaft nominierter Verwaltungsräte aufzufordern, und (b) falls die Nominierende Person eine Personengesellschaft, ein Trust, eine Gesellschaft mit beschränkter Haftung, eine Kapitalgesellschaft oder eine andere Körperschaft ist, die Identität der Rechtsinhaber, die eine finanzielle Beteiligung von mehr als 5 % an der Nominierenden Person halten, sowie eine hinreichend detaillierte Beschreibung der Art dieser Beteiligung und der etwaigen Beteiligung an der Investition der Nominierenden Person in der Gesellschaft.	Nominating Person Information	The term Nominating Person Information means (a) a written representation as to whether such Nominating Person intends, or is part of a group that intends, to solicit proxies in support of director nominees other than the Company’s nominees in accordance with Rule 14a-19 under the Exchange Act, and (b) if the Nominating Person is a partnership, trust, limited liability company, corporation or other entity, the identity of the owners of more than 5% financial interest in such Nominating Person and a description in reasonable detail of the nature of such interest and involvement, if any, in the Nominating Person’s investment in the Company.

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Nominierteninformation	Der Begriff Nominierteninformation bezeichnet alle Informationen in Bezug auf einen vorgeschlagenen Kandidaten, die in einem Proxy Statement oder einer anderen gemäss Section 14(a) des Exchange Act notwendigen Eingabe in Zusammenhang mit einer allgemeinen Aufforderung zur Abgabe von Stimmrechtsvollmachten für die Wahl von Verwaltungsräten im Rahmen einer umstrittenen Wahl (einschliesslich der Zustimmung des vorgeschlagenen Kandidaten im Proxy Statement als Kandidaten genannt zu werden und bei einer Wahl als Verwaltungsrat tätig zu werden) offengelegt werden müssen oder anderweitig zur Offenlegung erforderlich sind, einschliesslich (a) einer hinreichend detaillierten Beschreibung aller direkten und indirekten Vergütungen und anderer wesentlicher monetären Verträge, Vereinbarungen oder Übereinkünfte während der letzten drei Jahre sowie anderer wesentlicher Beziehungen zwischen dieser Nominierenden Person und mit ihr verbundenen und assoziierten Personen oder anderen mit ihr gemeinsam handelnden Personen einerseits und jedem vorgeschlagenen Kandidaten und mit ihm verbundenen und assoziierten Personen oder anderen mit diesem gemeinsam handelnde Personen andererseits und (b) einen ausgefüllten Fragebogen (in der vom Gesellschaftssekretär auf schriftliches Ersuchen zur Verfügung gestellten Form) über die Identität, den Hintergrund und die Qualifikation des vorgeschlagenen Kandidaten und den Hintergrund jeder anderen natürlichen oder juristischen Person, für den die Nominierung erfolgt.	Nominee Information	The term Nominee Information means all information relating to a proposed nominee that would be required to be disclosed, or is otherwise necessary for disclosure, in a proxy statement or other filing required pursuant to Section 14(a) under the Exchange Act to be made in connection with a general solicitation of proxies for an election of directors in a contested election (including such proposed nominee’s written consent to be named in the proxy statement as a nominee and to serve as a director if elected), including (a) a reasonably detailed description of all direct and indirect compensation and other material monetary agreements, arrangements or understandings during the past three years, any other material relationships, between or among such Nominating Person and its affiliates and associates, or others acting in concert therewith, on the one hand, and each proposed nominee and his or her affiliates, associates or others acting in concert therewith, on the other hand, and (b) a completed questionnaire (in the form provided by the company secretary upon written request) with respect to the identity, background and qualification of the proposed nominee and the background of any other person or entity on whose behalf the nomination is being made.

OR	Der Begriff OR bezeichnet das Bundesgesetz über die Ergänzung des Schweizerischen Zivilgesetzbuches, Fünfter Teil: Obligationenrecht, vom 30. März 1911, in der jeweils gültigen Fassung.	CO	The term CO means the Federal Act on the Amendment of the Swiss Civil Code, Part Five: The Code of Obligations, of March 30, 1911, as amended from time to time.

Öffentliche Bekanntgabe	Der Begriff Öffentliche Bekanntgabe bezeichnet die Bekanntgabe in einer Pressemitteilung, die durch den Dow Jones News Service, Bloomberg, Associated Press oder einem vergleichbaren internationalen Nachrichtendienst veröffentlicht wird, oder in einem von der Gesellschaft gemäss Exchange Act bei der SEC eingereichten oder den Aktionären zur Verfügung gestellten Dokument.	Public Disclosure	The term Public Disclosure means disclosure in a press release reported by the Dow Jones News Service, Bloomberg, Associated Press or comparable international news service or in a document filed by the Company with the SEC pursuant to Exchange Act or furnished by the Company to shareholders.

Ordentliche Generalversammlung	Der Begriff ordentliche Generalversammlung hat die in Artikel 9 Abs. 1 dieser Statuten aufgeführte Bedeutung.	Annual General Meeting	The term Annual General Meeting has meaning assigned to it in Article 9 para. 1 of these Articles.

Person	Der Begriff Person bezeichnet eine natürliche Person, Kapitalgesellschaft, Personengesellschaft, Verein oder andere Körperschaft. Für die Zwecke von Artikel 32 dieser Statuten umfasst der Begriff keine natürlichen Personen.	Person	Person means any individual, corporation, partnership, unincorporated association or other entity. For purposes of Article 32 of these Articles, it shall not include individuals.

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Proxy Statement	Der Begriff Proxy Statement bezeichnet das nach dem Exchange Act erstellte Proxy Statement, das den Aktionären der Gesellschaft im Zusammenhang mit den Generalversammlungen der Gesellschaft zugesandt oder zugänglich gemacht wird.	Proxy Statement	Proxy Statement shall mean the proxy statement established under the Exchange Act to be sent or made available to the Company's shareholders in connection with the General Meetings of the Company.

SEC	Der Begriff SEC bezeichnet die Securities and Exchange Commission.	SEC	The term SEC means the Securities and Exchange Commission.

Securities Act	Der Begriff Securities Act bezeichnet den United States Securities Act der Vereinigten Staaten von 1933 in seiner geänderten Fassung oder ein ähnliches Bundesgesetz sowie die diesbezüglichen Regeln und Vorschriften der SEC in ihrer jeweils geltenden Fassung.	Securities Act	Securities Act means the United States Securities Act of 1933, as amended, or any similar federal statute and the rules and regulations of the SEC thereunder, all as the same shall be in effect at the time.

Statuten	Der Begriff Statuten bezieht sich auf diese Statuten.	Articles	The term Articles refers to these Articles of Association.

Strategische Transaktion	Der Begriff Strategische Transaktion hat die in Art. 4a Abs. 2 dieser Statuten aufgeführte Bedeutung.	Strategic Transaction	The term Strategic Transaction has the meaning assigned to it in Article 4a para. 2 of these Articles.

Traktandum-Information	Der Begriff Traktandum-Information bedeutet (a) eine hinreichend detaillierte Beschreibung des Geschäfts, welches der Generalversammlung vorgelegt werden soll und die Gründe, weshalb der Aktionär oder eine andere Traktandierende Person der Ansicht ist, dass das Ergreifen der Massnahme oder vorgeschlagenen Massnahmen im besten Interesse der Gesellschaft und ihrer Aktionäre sei; (b) eine hinreichend detaillierte Beschreibung aller wesentlichen Interessen jeder Traktandierenden Person an diesem Geschäft und eine hinreichend detaillierte Beschreibung aller Vereinbarungen, Absprachen und Abmachungen zwischen den Traktandierenden Personen oder zwischen einer Traktandierenden Person und einer anderen natürlichen oder juristischen Person (einschliesslich deren Namen bzw. Firma) im Zusammenhang mit dem Traktandum; und (c) den Wortlaut des Traktandums oder Geschäfts (einschliesslich des Wortlauts der vorgeschlagenen Beschlüsse).	Proposal Information	The term Proposal Information means (a) a description in reasonable detail of the business desired to be brought before the General Meeting and the reasons why such shareholder or any other Proposing Person believes that the taking of the action or actions proposed to be taken would be in the best interests of the Company and its shareholders; (b) a description in reasonable detail of any material interest of any Proposing Person in such business and a description in reasonable detail of all agreements, arrangements and understandings among the Proposing Persons or between any Proposing Person and any other person or entity (including their names) in connection with the proposal; and (c) the text of the proposal or business (including the text of any proposed resolutions).

Traktandierende Person	Der Begriff Traktandierende Person bezeichnet einen oder mehrere im Aktienbuch eingetragene Aktionäre, welche die Traktandierung von Verhandlungsgegenständen anlässlich einer Generalversammlung verlangen.	Proposing Person	The term Proposing Person means the shareholder(s) requesting that an item or a proposal be included on the agenda of a General Meeting.

Statuten der BeOne Medicines AG / Articles of Association of BeOne Medicines Ltd.	43/43

Traktandierende Person Information	Der Begriff Traktandierende Person Information bezeichnet (a) den Namen und die Adresse der Traktandierenden Person, wie sie im Aktienbuch der Gesellschaft eingetragen sind; (b) die Anzahl der Aktien, welche die Traktandierende Person direkt oder indirekt als wirtschaftlich Berechtigter oder die sie als eingetragener Aktionär hält (einschliesslich aller Aktien der Gesellschaft jeder Klasse oder Kategorie, für welche die Traktandierende Person ein Recht auf Erwerb der wirtschaftlichen Berechtigung hat, unabhängig davon, ob dieses Recht sofort oder erst nach Zeitablauf ausgeübt werden kann); (c) alle wesentlichen hängigen oder angedrohten Gerichtsverfahren, an denen die Gesellschaft, eine Konzerngesellschaft der Gesellschaft oder einer deren Verwaltungsräte oder Führungskräfte beteiligt ist, bei welchen die Traktandierende Person oder mit ihr verbundene oder assoziierte Personen Partei sind; und (d) jede andere Informationen in Bezug auf die Traktandierende Person, die in einem Proxy Statement oder einer anderen Eingabe gemäss Section 14(a) des Exchange Act in Zusammenhang mit der allgemeinen Aufforderung zur Abgabe von Stimmrechtsvollmachten oder Zustimmungen durch die betreffende Traktandierende Person zur Unterstützung des an der Generalversammlung beantragten Geschäfts offengelegt werden müssten.	Proposing Person Information	The term Proposing Person Information means (a) the name and address of such Proposing Person, as they appear on the Company’s share register; (b) the number of Shares directly or indirectly beneficially owned or held of record by such Proposing Person (including any shares of any class or series of the Company as to which such Proposing Person has a right to acquire beneficial ownership, whether such right is exercisable immediately or only after the passage of time); (c) any material pending or threatened legal proceeding involving the Company, any affiliate of the Company or any of their respective directors or officers, to which such Proposing Person or its affiliates is a party; and (d) any other information relating to such Proposing Person that would be required to be disclosed in a proxy statement or other filing required pursuant to Section 14(a) of the Exchange Act to be made in connection with a general solicitation of proxies or consents by such Proposing Person in support of the business proposed to be brought before the General Meeting.

Verwaltungsrat	Der Begriff Verwaltungsrat hat die in Artikel 4 Abs. 1 dieser Statuten aufgeführte Bedeutung.	Board	The term Board has the meaning assigned to it in Article 4 para. 1 of these Articles.